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                                                                EXHIBIT 99.3




                          PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                     TEXACO EXPLORATION AND PRODUCTION INC.

                                     SELLER

                                      AND

                               APACHE CORPORATION

                                     BUYER



                            DATED DECEMBER 22, 1994
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                                                    TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
PART 1  SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        Section 1.1       Subject Matter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        Section 1.2       Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Agreed Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Beneficial Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Confidentiality Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Easements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Excluded Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Facilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Fee Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Geotechnical Data Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Governmental Body  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Hydrocarbon Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Hydrocarbons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Identification Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Included Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Line Fill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Major Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Material Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Other Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Other Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Plugging and Abandonment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Subsidiary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Third Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





                                       i
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
                 Transition Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        Section 1.3       Other Definitions in the Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        Section 1.4       Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (a)      General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (b)      Parts and Sections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (c)      Exhibits and Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (d)      Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

PART 2  SALE AND PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Section 2.1       Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Section 2.2       Purchase Price and Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (a)      The Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)      Purchase Price Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (c)      Deposit Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        Section 2.3       Adjustments to the Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a)      Upward Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b)      Downward Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (c)      Third Person Joint Interest Billings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        Section 2.4       Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        Section 2.5       Transfer of the Assets, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Section 2.6       Method of Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

PART 3  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Section 3.1       Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (a)      Organization and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)      Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)      Validity of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (d)      No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (e)      Legal Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (f)      Compliance with Applicable Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (g)      Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (h)      Authorizations for Expenditures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (i)      Affiliate Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (j)      Status and Operation of Oil and Gas Assets. . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (k)      Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (l)      Wells.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (m)      Exchange of Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (n)      Payout Balances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (o)      No Consents Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (p)      Tax Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (q)      Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (r)      Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (s)      Section 29 Tax Credits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (t)      Conduct of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        Section 3.2       Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (a)      Organization and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (b)      Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18





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
                 (c)      Validity of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (d)      No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (e)      No Consents Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (f)      Securities Representation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        Section 3.3       Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

PART 4  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        Section 4.1       Seller's Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (a)      Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (b)      Affiliate Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (c)      Exclusive Dealing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (d)      Conduct of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (e)      Section 754 Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (f)      Delivery of Well List.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        Section 4.2       Covenants of Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (a)      Performance Bonds, Guaranties, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (b)      No Use of Texaco Mark.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (c)      Assumption of Assumed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (d)      Security for Plugging and Abandonment.  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (e)      Qualification to do Business in Illinois. . . . . . . . . . . . . . . . . . . . . . . . . .  22
        Section 4.3       Covenants of Seller and Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (a)      Compliance with Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (b)      Preparation of Closing Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (i)      Forms of Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (ii)     Preliminary Settlement Statement.  . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (iii)    Letters in Lieu  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (iv)     All Other Closing Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (c)      Recording.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (d)      Press Release.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (e)      Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (f)      Certain Filings, Consents and Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (g)      Risk of Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (h)      Post-Closing Access.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (i)      Financial Audit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (j)      Preferential Purchase Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (k)      Required Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (l)      Employee Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (m)      Final Recapitulation Settlement; Subsequent Audits and Settlements. . . . . . . . . . . . .  26
                 (n)      Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (o)      Files Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (p)      Gas Balancing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (q)      Plugging and Abandonment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (r)      Joint Use Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (s)      Easements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

PART 5  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





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
        Section 5.1       Payment and Apportionment of Real Property Taxes and Personal Property Taxes  . . . . . . .  30
                 (a)      Real and Personal Property Taxes Other than in Wyoming, Colorado and Montana. . . . . . . .  30
                 (b)      Real and Personal Property Taxes in Wyoming, Colorado and Montana (and the Montana
                          Local Government Severance Tax).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (c)      Liability and Right to Pursue Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        Section 5.2       Other Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        Section 5.3       Sales Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        Section 5.4       Tax Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        Section 5.5       Purchase Price Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

PART 6  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        Section 6.1       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          Environmental Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          Environmental Matter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Independent Environmental Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Individual Threshold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Property Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Remediation Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Retained Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          Transaction Deductible  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        Section 6.2       Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (a)      Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (b)      Past Use of Property Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Section 6.3       Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (a)      Independent Environmental Review. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (b)      Use of Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Section 6.4       Due Diligence Procedure; Notice, Pre-Closing Date Remediation and Removal of
                          Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Section 6.5       Seller's Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (a)      Seller's Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (b)      Limitations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (c)      Oil and Gas Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Section 6.6       Buyer's Responsibilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Section 6.7       Covenant of Cooperation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Section 6.8       Selection and Performance of Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
        Section 6.9       Procedure for Claiming Reimbursement; Defense of Claims.  . . . . . . . . . . . . . . . . .  38
        Section 6.10      Liquidation Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
        Section 6.11      Exclusive Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

PART 7  TITLE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 7.1       Definitions for Title Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                          Burdens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          Deducible of Record . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          Defensible Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          Interest Addition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          Net Revenue Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          Title Defect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          Working Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Section 7.2       Title Defect Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Section 7.3       Seller's Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 7.4       Contested Title Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 7.5       Title Indemnity Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 7.6       Interest Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        Section 7.7       Reconveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

PART 8  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
        Section 8.1       General Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (a)      Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (b)      Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
        Section 8.2       Method of Asserting Claims, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (a)      Third Person Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (b)      Other Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        Section 8.3       Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (a)      Payment of Undisputed Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (b)      Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Section 8.4       Disputed Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Section 8.5       Applicability of Part 8.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

PART 9  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Section 9.1       Conditions Precedent of Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (a)      Representations and Warranties True at Closing. . . . . . . . . . . . . . . . . . . . . . .  46
                 (b)      Compliance with Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (c)      Certified Resolutions and Officers' Certificate.  . . . . . . . . . . . . . . . . . . . . .  47
                 (d)      Approval of Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (e)      Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (f)      Injunction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (g)      Conveyance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (h)      Geotechnical Data Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (i)      Transition Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (j)      Letters in Lieu.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (k)      No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (l)      HSR Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Section 9.2       Conditions Precedent of Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (a)      Representations and Warranties True at Closing. . . . . . . . . . . . . . . . . . . . . . .  48
                 (b)      Compliance with Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (c)      Certified Resolutions and Officers' Certificate.  . . . . . . . . . . . . . . . . . . . . .  48

                 (d)      Approval of Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (e)      Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (f)      Injunction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (g)      Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (h)      Conveyance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (i)      Transition Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (j)      Letters in Lieu.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (k)      HSR Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (l)      Geotechnical Data Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

PART 10          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
        Section 10.1      Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
        Section 10.2      Modification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 10.3      Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 10.4      Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 10.5      Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 10.6      Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        Section 10.7      Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (a)      Confidentiality Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (b)      Seller Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (c)      Buyer Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        Section 10.8      Entire Agreement and Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Section 10.9      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Section 10.10     Waivers and Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        Section 10.11     Survival of Warranties, Representations and Covenants.  . . . . . . . . . . . . . . . . . .  54
        Section 10.12     Section Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        Section 10.13     Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        Section 10.14     Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                             EXHIBITS AND SCHEDULES

Exhibit A-1 - A-8             Assignments
Exhibit B-1 - B-3             Deeds
Exhibit C -                   Form of Geotechnical Data Agreement
Exhibit D -                   Form of Transition Agreement
Exhibit E -                   Form of Seller's Opinion of Counsel
Exhibit F -                   Form of Buyer's Opinion of Counsel


Schedule A-1 - A-343          Leases
Schedule B-1 - B-343          Fee Interests
Schedule C-1 - C-343          Easements
Schedule D                    Beneficial Interest
Schedule E                    Maps Showing Included Properties
Schedule F                    Certain Excluded Assets - Equipment, Facilities
Schedule G                    Material Contracts
Schedule H                    Properties; Allocated Values; Net Revenue Interests; Working Interests
Schedule I                    Additional Field Offices and Certain Additional Facilities
Schedule 3.1(e)               Legal Proceedings
Schedule 3.1(f)               Exceptions to Compliance with Laws
Schedule 3.1(g)               Exceptions to Contract Warranties
Schedule 3.1(h)               AFEs and Related Information
Schedule 3.1(i)               Affiliate Contracts
Schedule 3.1(j)               Continuous Development Obligations and Royalty Increases
Schedule 3.1(l)               Well Information
Schedule 3.1(n)               Payout Balances
Schedule 3.1(o)               Seller Consents Required/Preferential Purchase Rights
Schedule 3.1(p)               Tax Partnerships
Schedule 3.1(s)               Coal Seam Gas Wells
Schedule 3.1(t)               Exceptions to Conduct of Business
Schedule 6.1                  Retained Environmental Responsibilities
Schedule 6.2                  Waste Disposal Sites
Schedule 6.9                  Environmental Processing and Reimbursement Protocol
Schedule 7.1                  Permitted Encumbrances
Schedule 10.14                Dispute Resolution Procedure

                          PURCHASE AND SALE AGREEMENT


        The Agreement dated as of December 22, 1994, is made and entered into by and between Texaco Exploration and Production Inc., a Delaware corporation, having an office at 1111 Bagby, Houston, Texas 77002-0200 ("Seller") and Apache Corporation, a Delaware corporation, having an office at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 ("Buyer").


                                     PART 1

             SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

        Section 1.1 Subject Matter. The subject matter of the Agreement is the sale, assignment, transfer and conveyance of Seller's and Seller's Affiliates' interest in the Assets, the purchase of the Assets and the assumption of the Assumed Liabilities by Buyer, and the terms and conditions upon which the sale shall take place.

        Section 1.2 Definitions. For purposes of the Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in Section 1.2 have the meanings herein assigned to them and the capitalized terms defined elsewhere in the Agreement, by inclusion in quotation marks and parentheses, shall have the meanings so ascribed to them.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, it being understood and agreed that with respect to a corporation, control shall mean a direct or indirect ownership of more than fifty percent (50%) of the voting stock.

        "Agreed Rate" means a rate per annum calculated on a 360-day basis which is equal to the lesser of (a) a rate which is one percent (1%) above the prime rate of interest of Chemical Bank, New York, New York, as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder), or (b) the maximum rate from time to time permitted by applicable Law.

        "Agreement" means this Purchase and Sale Agreement, including the Schedules and Exhibits.

        "Assets" means the Fee Interests, Leases, Other Property, Easements, Contracts, and Beneficial Interest but not including:

                 (a) all (i) trade credits, accounts receivable, notes receivables and other receivables attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date; (ii) deposits, cash, checks in process of collection, cash equivalents and funds attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date; and
        (iii) funds attributable to Third Persons for production prior to the Effective Date but suspended or impounded by Seller;

                 (b) all claims and causes of action of Seller (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date, or (ii) affecting any of the excluded assets as set forth in (a) through (o) of this definition;

                 (c) except as set forth in Section 4.3(g), all rights, titles, claims and interests of Seller (i) under any policy or agreement of insurance or indemnity; (ii) under any bond; or (iii) to any insurance or condemnation proceeds or awards;

                 (d) the claims of Seller for refunds of or loss carry forwards with respect to (i) Taxes attributable to any period prior to the Effective Date; or (ii) Taxes attributable to any of the excluded assets as set forth in (a) through (o) of this definition;

                 (e) all amounts due or payable to Seller as adjustments or refunds under any Contracts affecting the Assets, with respect to any period prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements;

                 (f) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Date;

                 (g) all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to (i) the Assets prior to the Effective Date; and (ii) any of the excluded assets as set forth in (a) through (o) of this definition;

                 (h) all of Seller's seismic, geophysical, geological, geochemical, and other geotechnical information and data not specifically transferred or licensed to Buyer in the Geotechnical Data Agreement;

                 (i) all of Seller's intellectual property including, but not limited to, computer software (except as otherwise expressly provided herein), patents, trade secrets, copyrights, names, marks, and logos, other than data subject to the Geotechnical Data Agreement;

                 (j) any pipelines, easements, fixtures, tanks or equipment located on the Assets which belong to lessors or Third Persons;

                 (k) records and documents subject to confidentiality provisions, claims of privilege, or other restrictions on access, except as otherwise expressly provided herein;

                 (l) all corporate, financial, legal and tax records of Seller, except as otherwise expressly provided herein;

                 (m)      Excluded Facilities;

                 (n) Seller's electronic mapping data and digital images of documents; and

                 (o) Seller's general partnership interest under the Ferguson 1978 Limited Partnership.

        "Assumed Liabilities" means:

                 (a) all liabilities, duties, and obligations that arise from ownership or operation of the Assets on and after the Effective Date or otherwise expressly assumed under the Agreement;

                 (b) liabilities and obligations with respect to Plugging and Abandonment to the extent provided in Section 4.3(q);

                 (c) all duties, liabilities and obligations that arise under the Contracts on and after the Effective Date; and

                 (d) all obligations in regard to gas imbalances with respect to the Properties, except the obligations of Seller under
        Section 4.3(p).

        "Beneficial Interest" means those other property interests as set forth on and created by virtue of the Contracts listed on Schedule D.

        "Business Day" means any day when commercial banks are generally open for regular business in the states of New York and Texas.

        "Closing" means the closing of the transactions contemplated by the Agreement at 10:00 a.m., Houston, Texas time, at Seller's offices at 1111 Bagby, Houston, Texas, on the Closing Date or at such other time or place as the Parties may mutually agree upon in writing.

        "Closing Date" means March 1, 1995, or such other date as the Parties may mutually agree upon in writing; provided, however, that either Party may by notice to the other Party no later than fourteen (14) days prior to March 1, 1995, extend the Closing Date until a Business Day on or before March 31, 1995.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" means the Confidentiality Agreement between Seller and Buyer dated September 2, 1994, as amended.

        "Contracts" means the Material Contracts, the Affiliate Contracts and the Other Contracts.

        "Corporate Documents" means with respect to a Delaware corporation the Certificate of Incorporation and By-Laws or the equivalent documents of a corporation organized under the laws of another jurisdiction.

        "Easements" means Seller's non-exclusive rights to the use and occupancy of the surface, including, without limitation, tenements, appurtenances, surface leases, easements, permits, licenses, servitudes and rights-of-way in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases, Fee Interests, and Beneficial Interest including, without limitation, as set forth on Schedules C-1 through C-343.

        "Effective Date" shall mean 7:00 a.m., January 1, 1995, at the location of the Assets.

        "Excluded Facilities" means Facilities that are:

                 (a) neither located on nor used in connection with the Leases, Fee Interests or Beneficial Interest;

                 (b) of a regional nature not associated with any particular field area (for example, meter proving facilities, oil spill facilities, fire training facilities and the like);

                 (c) not located on, or are located both on and off the Leases, Fee Interests Beneficial Interest or Easements and which are used in connection with both the Leases, Fee Interests, Beneficial Interest or Easements, as well as Seller's retained properties;

                 (d) regulated by the FERC or other Governmental Body and used in connection with Third Person Hydrocarbons; and

                 (e) as set forth on Schedule F, provided the Parties shall use good faith reasonable efforts to correct and supplement Schedule F on or before Closing.

        "Facilities" means facilities and equipment that are customarily used directly in the production of Hydrocarbons, including, but not limited to injection facilities, disposal facilities, field separators, liquid extractors, compressors, gathering systems, lines, LACT units, plants, platforms, tanks and the like.

        "Fee Interests" means (a) all right, title and interest owned by Seller in all the fee, mineral fee and fee royalty interests described and set forth on Schedules B-1 through B-343, insofar and only insofar as such interests cover the lands and depths set forth on Schedules B-1 through B-343, and (b) all right, title and interest owned by Seller in all the fee, mineral fee and fee royalty interests in or under the lands depicted as included on the maps attached as Schedule E; but excluding in the case of (a) or (b) Seller's interest in the depths or other interests expressly set forth as excluded on Schedules B-1 through B-343.

        "Geotechnical Data Agreement" means the agreement to be entered into between Buyer and Seller at Closing, substantially in the form of Exhibit C.

        "Governmental Body" means any federal, state, tribal, county, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign) having jurisdiction over any Asset or Party to this transaction, or any of the transactions or matters contemplated by the Agreement.

        "HSR Act" means the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended.

        "Hydrocarbon Inventory" means all processed merchantable oil, condensate and natural gas liquids inventories in storage or existing in oil stock tanks above the outlet flange delivery point and credited to the Assets as of the Effective Date.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons (of whatever nature and kind, including coalbed gas), all other gases (including CO2), and all other minerals and gases of every kind and character which may be covered by or included in the Assets.

        "Identification Date" means (a) November 18, 1994 as to the Golden Meadow, Ft. Stockton (South) and Monahans North fields and the portions of the Crossett, Tex/Hamon, P.L. Fuller, Caprito and Harper fields added to the Assets in November, 1994, and (ii) October 17, 1994 as to all other Assets.

        "Included Facilities" means the following Facilities except for the Excluded Facilities:

                 (i) located on or off of, but used solely in connection with the Leases, Fee Interests and Beneficial Interest; and

                 (ii) located entirely on and used in connection with the Leases, Fee Interests and Beneficial Interest and properties retained by Seller.

        "Knowledge" means the actual knowledge of a Party's corporate officers, division managers, their direct reports, area managers, and operation managers, after reasonable inquiry.

        "Leases" means (a) all right, title and interest owned by Seller in the oil, gas or mineral leases and other interests as set forth on Schedules A-1 through A-343, insofar and only insofar as such interests cover the lands and depths set forth on Schedules A-1 through A-343; and (b) all right, title and interest owned by Seller in the oil, gas or mineral leases and other interests in or under lands depicted as included on the maps attached as Schedule E; but excluding in the case of (a) or (b): (i) Seller's interest in the depths expressly set forth as excluded on Schedules A-1 through A-343, and
        (ii) the overriding royalty interests set forth as excluded on Schedules A-1 through A-343.

        "Line Fill" means all Hydrocarbons in lines, gathering systems, plant equipment, treating and separation equipment and gunbarrels located on or allocable to the Assets and occurring prior to the delivery point or outlet flange for liquids or prior to the gas sales meter for gases.

        "Losses" means any and all losses, costs, expenses, liabilities, claims, demands, penalties, fines, assessments, settlements, damages and any related expenses of whatever kind or nature, or otherwise including, without limitation, legal, accounting, consulting and investigation expenses and litigation costs, but excluding consequential damages of a Party other than losses directly attributable to a cessation or reduction of the production of Hydrocarbons.

        "Major Properties" means those properties set forth on Schedule H and identified by asterisks thereon.

        "Material Contracts" means the contracts of Seller material to the Leases, Fee Interests, Beneficial Interest and Other Property, and the transportation, marketing and processing of Hydrocarbons produced therefrom listed on Schedules D and G, insofar and only insofar as they specifically relate to the Leases, Fee Interests, Beneficial Interest and Other Property, but specifically excluding Easements and Leases.

        "Other Contracts" means any contracts, agreements or arrangements of Seller affecting the Leases, Fee Interests, Beneficial Interest and Other Property other than the Material Contracts and Affiliate Contracts, insofar and only insofar as they specifically relate to the Leases, Fee Interests, Beneficial Interest and Other Property, but specifically excluding the Easements, the Leases, and the Beneficial Interest.

        "Other Property" means all of Seller's or its Affiliates' right, title and interest in and to the following, but specifically excluding the Excluded Facilities:

                 (a) all wells, equipment and personal property of any kind located on the Fee Interests, Leases, Easements, Contracts and Beneficial Interest as of the Identification Date, or used solely in connection with the production, separation, storage, treatment, gathering or transportation of Hydrocarbons therefrom, including, but not limited to, tubing, casing, wellheads, pumping units, production units, compressors, valves, meters, flowlines, tanks, heaters, separators, dehydrators, pumps, injection units, gates and fences, pulling machines, warehouse stocks, microwave equipment;

                 (b) computer equipment, remote telemetry units, host units, licenses and source codes, design and maps of automated systems to the extent located on and integral to automation systems on the Fee Interests, Leases, Easements and Beneficial Interest;

                 (c) vehicles, vehicle leases, trailers, boats, testing equipment, sampling equipment, gravimeters, calorimeters, mobile test separators, tools, cellular phones, radios, fluid level guns and dynamometers to the extent used by any employee or independent contractor of Seller that is hired by Buyer or with which Buyer contracts within sixty (60) days following Closing, and that would be necessary or convenient for such employee or contractor to continue to use in the employment of the Buyer after the Closing;

                 (d) except as set forth on Schedule F, yard inventory and yard equipment that is charged to or is reasonably chargeable to the Leases, Fee Interests, Beneficial Interest or Easements, and which have been used primarily in connection with the Fee Interests, Leases, Easements, Contracts and Beneficial Interest;

                 (e) subject to required Third Person consents, all licenses, authorizations, permits, variances and similar rights and interests related to the Fee Interests, Leases, Easements, Contracts and Beneficial Interest and the property defined in (a) through (d) above;

                 (f)      the Geotechnical Data Agreement;

                 (g) subject to Section 4.3(o), the applicable general operating records, lease operating statements, well files (including applicable well logs and production data), production records, logs, information and engineering data relating to the Assets, lease files, land files, regulatory reports and certificates, abstracts and title work pertaining to the Fee Interests, Leases, Easements, Contracts and Beneficial Interest and property defined in (a) through (e) above, but excluding: environmental compliance files (other than the portions of such files which pertain to the Assets), legal files not pertaining to Assumed Liabilities, attorney-client communications or attorney work product materials and other similar documents covered by privilege, records and documents subject to confidentiality provisions, auditor's reports, and the geophysical data base of Seller (other than that data and information specifically covered by the Geotechnical Data Agreement);

                 (h)      Hydrocarbon Inventory and Line Fill;

                 (i) all rights, interests and benefits to gas imbalances with respect to the Properties;

                 (j)      the Included Facilities;

                 (k) field offices and the furniture and fixtures therein as set forth on Schedule I; and

                 (l) all other rights, privileges, benefits and powers conferred upon the owner and holder of the Fee Interests, Leases, Easements, Contracts and Beneficial Interest and property defined in
        (a) through (k) above.

        "Party" means either Buyer or Seller.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, other business entity or any Governmental Body.

        "Plugging and Abandonment" means all plugging and abandonment of wells, and associated removal of Other Property, the removal, capping or burying of all associated flowlines, the restoration of the surface, site clearance, and any disposal of related waste materials, including naturally occurring radioactive material (NORM) and asbestos on the Other Property removed. Plugging and Abandonment does not cover cleanup of polluted lands, air or water other than routine surface cleanup of the drillsite area normally associated with plugging and abandonment.

        "Property" means an accounting unit as set forth on Schedule H which is utilized by Seller for allocation of revenues and expenses from the associated Leases, Fee Interests and Beneficial Interest.

        "Subsidiary Agreements" means the Transition Agreement and the Geotechnical Data Agreement.

        "Tax" means any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, production, gross receipts, ad valorem, value added, windfall profit tax, environmental tax, turnover, sales, use, property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, heating value, fuel, excess profits, occupational, interest equalization, lifting, oil, gas, or mineral production or severance, and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Body or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to Tax and interest thereon, whether or not such Tax shall be existing or hereafter adopted.

        "Third Person" means a Person other than a Party or an Affiliate of a Party.

        "Transition Agreement" means the agreement to be entered into between Buyer and Seller at Closing, substantially in the form of Exhibit D.

        Section 1.3 Other Definitions in the Agreement. The following terms shall have the respective meanings ascribed to them in the Sections of the Agreement set forth below opposite such terms:

                                                    Section                                                            Section
                 Accounting Firm                    4.3(m)(ii)               Interest Addition                         7.1
                 Affiliate Contracts                3.1(i)                   Interest Addition Notice                  7.6
                 Allocated Value                    2.4                      Interest Addition Rejection
                 Assignments                        2.5                        Notice                                  7.6
                 Burdens                            7.1                      Interest Addition Value                   7.6
                 Buyer Confidential                                          Joint Use Facility                        4.3(r)
                   Information                      10.7(b)                  Laws                                      3.1(f)
                 Claim Notice                       8.2(a)                   Letters in Lieu                           4.3(b)(iii)
                 Closing Amount                     2.2(b)(ii)               NGPA                                      3.1(s)(i)
                 Cure                               7.3                      NGPA Regulations                          3.1(s)(ii)
                 Cure Notice                        7.3                      Net Revenue Interest                      7.1
                 Deducible of Record                7.1                      Notice Period                             8.2(a)
                 Deeds                              2.5                      Offset                                    7.6
                 Defect Value                       7.2                      Permitted Encumbrances                    7.1
                 Defensible Title                   7.1                      Preliminary Settlement Statement          4.3(b)(ii)
                 Deposit                            2.2(b)(i)                Property Interest                         6.1
                 Disputed Claim                     8.4                      Purchase Price                            2.2(a)
                 Employees                          4.3(l)                   Real and Personal Property
                 Encumbrance                        7.1                        Taxes                                   5.1(a)
                 Environmental Claims               6.1                      Rejection Notice                          7.4
                 Environmental Condition            6.1                      Remediation                               6.1
                 Environmental Law                  6.1                      Remediation Plan                          6.1
                 Environmental Matter               6.1                      Representatives                           10.7(b)
                 Expenses                           6.1                      Retained Environmental
                 FERC                               3.1(s)(ii)                 Liabilities                             6.1
                 Final Recap                        4.3(m)(i)                Seller Confidential Information           10.7(c)
                 Final Recap Statement              4.3(m)(i)                Title Defect                              7.1
                 Indemnified Party                  8.2(a)                   Title Defect Notice(s)                    7.2
                 Indemnifying Party                 8.2(a)                   Title Indemnity Payment                   7.2
                 Independent Environmental                                   Transaction Deductible                    6.1
                   Review                           6.1                      WCM Real and Personal Property
                 Individual Threshold               6.1                        Taxes                                   5.1(b)
                                                                             Working Interest                          7.1

        Section 1.4       Rules of Construction.  For purposes of the Agreement:

                 (a) General. Unless the context otherwise requires (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles that are generally accepted in the United States of America; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; and (vi) a reference to a Person includes its successors and assigns.

                 (b) Parts and Sections. References to Parts and Sections are, unless otherwise specified, to Parts and Sections of the Agreement. Neither the captions to Parts or Sections hereof nor the Table of Contents shall be deemed to be a part of the Agreement.

                 (c) Exhibits and Schedules. The Exhibits and Schedules form part of the Agreement and shall have the same force and effect as if set out in the body of the Agreement.

                 (d) Other Agreements. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to that agreement or instrument as it may from time to time be changed, amended or extended. There is no incorporation by reference unless stated.


                                     PART 2

                               SALE AND PURCHASE

        Section 2.1 Assets. At the Closing, Seller shall and shall cause its Affiliates to sell, assign, transfer and convey to Buyer the Assets and enter into the Subsidiary Agreements and Buyer shall purchase and pay for the Assets, assume the Assumed Liabilities and enter into the Subsidiary Agreements.

        Section 2.2 Purchase Price and Payment. With respect to the purchase price:

                 (a) The Purchase Price. The purchase price shall be the sum of the following, adjusted pursuant to Section 2.3 ("Purchase Price"):

                          (i) Five Hundred Ninety-Five Million Five Hundred Seventeen Thousand Four Hundred Dollars
                 ($595,517,400); plus

                          (ii) interest on Five Hundred Seventy Million Five Hundred Seventeen Thousand Four Hundred Dollars ($570,517,400) accrued at the Agreed Rate from March 1, 1995 until the Closing Date if the Closing Date is delayed beyond March 1, 1995 solely on account of an extension of the Closing Date requested by Buyer or based on the failure of Buyer to close after the fulfillment of all conditions set forth in
                 Section 9.1.

                 (b) Purchase Price Payment. The Purchase Price shall be paid by Buyer to Seller in two installments as follows:

                          (i)      on the date of the execution of the
                 Agreement, Twenty-Five Million Dollars ($25,000,000) (the "Deposit"); and

                          (ii) at Closing, the Purchase Price, as adjusted pursuant to Section 4.3(b)(ii) less the sum of the Deposit and the Deposit interest as set forth in Section 2.2(c) (the "Closing Amount").

                 (c) Deposit Interest. Interest shall accrue on the Deposit at the Agreed Rate:

                          (i) from the date of the Agreement until March 1, 1995; and

                          (ii) from March 1, 1995 to the Closing Date, if the Closing is delayed beyond March 1, 1995 solely on account of an extension of the Closing Date requested by Seller or based on the failure of Seller to close after the fulfillment of all conditions set forth in Section 9.2.

        Section 2.3 Adjustments to the Purchase Price. The Purchase Price shall be adjusted at Closing pursuant to Section 4.3(b)(ii) and, after Closing, pursuant to Section 4.3(m) as follows:

                 (a) Upward Adjustments. The Purchase Price shall be adjusted upward by the following:

                          (i) subject to Section 2.3(c), the amount of all direct costs and expenditures chargeable to Seller's interest incurred and paid by or on behalf of Seller (A) that are attributable to the drilling, completion, recompletion, reworking, operation and maintenance of the Assets on and after the Effective Date, (B) bonuses, lease rentals and shut-in payments due after (and expressly excluding those due before) the Effective Date, (C) ad valorem, property and other Taxes that are allocated to the Buyer pursuant to Part 5, and
                 (D) amounts relating to obligations arising under the Contracts with respect to operations or production after the Effective Date;

                          (ii) the value (based on the average December 1994 sales price from the Properties) of the Hydrocarbon Inventory net of all Taxes and Burdens, and less an appropriate deduction based on industry practice for basic sediment, water and other non-merchantable liquids;

                          (iii) the payments received by Seller from Third Persons for overhead under operating agreements for operations conducted during the period from the Effective Date through the Closing Date;

                          (iv) One Hundred Thousand Dollars ($100,000) per month, prorated for any portion thereof from the Effective Date to the Closing Date; and

                          (v) any other amount agreed upon by Seller and Buyer.

                 (b) Downward Adjustments. The Purchase Price shall be adjusted downward by the following:

                          (i) the amount of all proceeds received by Seller that are attributable to the ownership and operation of the Assets on or after the Effective Date through the Closing Date, including, without limitation:

                                   (A)     gross proceeds (net of Burdens) for
                          Hydrocarbons sold; and

                                   (B)     the higher of the Allocated Value or
                          the proceeds from the disposition (with the consent of Buyer, when required, as provided in Section 4.1(d)(ii)) of all or any portion of the Assets.

                          (ii) subject to Section 2.3(c), the amount of (A) all direct unrelated Third Person costs and expenditures chargeable to Seller's interest and not paid by Seller that are attributable to the drilling, completion, recompletion, reworking, operation and maintenance of the Assets prior to the Effective Date, (B) all bonuses, lease rentals and shut-in payments due prior to the Effective Date and not paid by Seller, and (C) amounts relating to obligations arising under the Contracts, and COPAS charges all with respect to operations and production prior to the Effective Date and not paid by Seller and paid or assumed by Buyer;

                          (iii)    the net amount of any Title Indemnity
                 Payments;

                          (iv) the amount of all agreed upon or settled indemnity claims made pursuant to Section 6.4 or for Environmental Matters for which Seller is liable pursuant to
                 Section 6.5 that are known and agreed upon or settled as of the time of Closing;

                          (v) the amount payable pursuant to Section 4.3(g) for any casualty loss; and

                          (vi) any other amount agreed upon by Seller and Buyer.

                 (c) Third Person Joint Interest Billings. In order to simplify accounting for the adjustments provided in this Section 2.3, joint interest billing costs payable to Third Persons, other than drilling or capital costs, shall be handled as follows:

                          (i) the costs reflected in a billing with a billing date in January 1995, shall be deemed to be attributable to the period prior to the Effective Date;

                          (ii) the costs reflected in a billing with a billing date in February 1995, shall be deemed to be attributable fifty percent (50%) to the period prior to the Effective Date and fifty percent (50%) to the period after the Effective Date; and

                          (iii) the costs reflected in a billing with a billing date on or after March 1, 1995, shall be deemed to be attributable to the period following the Effective Date.

        Section 2.4 Allocation of Purchase Price. Schedule H sets forth an allocation of the Purchase Price among Properties and other designated items that comprise the Assets, which allocation was prepared by Buyer (the "Allocated Value"). The allocation has been provided for the purpose of (a) establishing a basis for certain Taxes, (b) obtaining waivers of or making offers with respect to any preferential rights to purchase the Assets, and (c) handling those instances for which the Purchase Price is adjusted as provided herein. If necessary to determine the Allocated Value of a portion of any Property for which an Allocated Value is set forth on

Schedule H, Buyer's reasonable evaluation engineering performed prior to the execution of the Agreement and used to establish the Allocated Value for the entire Property (if any) shall govern the allocation to such portion, and if no such engineering was performed, such allocation shall be determined on a reasonable engineering basis consistent with the evaluation implicit in the Allocated Value shown on Schedule H.

        Section 2.5 Transfer of the Assets, Etc. At the Closing, Seller and Buyer shall execute and acknowledge, and Seller shall deliver, the assignments which are contained in Exhibits A-1 through A-8 (the "Assignments"), the deeds which are contained in Exhibits B-1 through B-3 (the "Deeds"), as well as such certificates or other documents as are required to effect the transfer of the Assets, or the subsequent operation thereof. Buyer and Seller shall also execute and deliver such change of operator forms as are required by applicable Governmental Bodies to transfer operatorship of the Assets to Buyer.

        Section 2.6 Method of Payment. Any amount payable under the Agreement shall be payable in immediately available funds by means of a wire transfer, if to Seller, to Seller's account at The Chase Manhattan Bank, Brooklyn, New York, ABA # 021000021, account number 9102582567 (with immediate telephone notice to Frank Scherma, (914) 253-6071), or if to Buyer, to Buyer's account as may be designated by Buyer or to such other account number and depository as Seller or Buyer may by written notice direct.


                                     PART 3

                         REPRESENTATIONS AND WARRANTIES

        Section 3.1       Seller.  Seller represents and warrants to Buyer that:

                 (a) Organization and Standing. Seller has been duly organized, validly existing in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

                 (b) Authority. Seller has the corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and the Agreement has been duly executed and delivered by Seller.

                 (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with the terms of the Agreement, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Seller's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (d) No Violation. The execution and delivery of the Agreement and the performance by the Seller of the terms of the Agreement do not conflict with or result in a violation of the Corporate Documents of Seller or any agreement, instrument, order, writ, judgment or decree to which Seller is a party or is subject.

                 (e) Legal Proceedings. Except as set forth on Schedule 3.1(e), as of the date of the Agreement, there are no pending suits, actions, arbitrations, mediations or proceedings as to which Seller has been served process or received notice before any court or Governmental Body which would adversely affect the Assets, or hinder, impede or prevent Seller from consummating the transactions contemplated by the Agreement. To Seller's Knowledge, there are no pending suits, actions, arbitrations, mediations or proceedings as to which Seller has not been served process or received notice, or that are threatened before any court or Governmental Body which would adversely affect the Assets, or hinder, impede or prevent Seller from consummating the transactions contemplated by the Agreement.

                 (f) Compliance with Applicable Laws. Except as set forth on Schedule 3.1(f), Seller, in the operation of those Assets that Seller operates and, to Seller's Knowledge, the operator in the case of those Assets Seller does not operate, is in compliance with any applicable laws, orders, rules, regulations, judgments or decrees of any Governmental Bodies, including the common or civil law, including but not limited to those relating to occupational safety and health, consumer product safety, employee benefits, environmental laws, zoning laws or regulations or other applicable laws or regulations ("Laws")
        (i) the failure to comply with which singly or in the aggregate would have an adverse effect in excess of Thirty-Seven Thousand Five Hundred Dollars ($37,500) on an Asset or Assets, the affected portions of which are located within three miles of each other, or (ii) where a single failure, or any number of failures caused by the same practice would cause Losses to Buyer in excess of Thirty-Seven Thousand Five Hundred Dollars ($37,500).

                 (g) Contracts. Except as set forth on Schedule 3.1(g), the Assets are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly; or (ii) any agreement not entered into in the ordinary course of business in which the amount involved is in excess of Twenty-Five Thousand Dollars ($25,000). With respect to the Assets,
        (A) all Material Contracts are to Seller's Knowledge in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms;
        (B) Seller is not in material breach or default with respect to any of its obligations pursuant to any such Material Contract; (C) all payments (including, without limitation, valid calls for advance payment under unit or operating agreements) due by Seller thereunder have been made by Seller; (D) to Seller's Knowledge, and except to the extent a breach or default is alleged in any of the actions as set forth in Schedule 3.1(e), no other party to any Material Contract relating to any Asset is in breach or default with respect to any of its obligations thereunder to the extent such breach or default would have a material adverse impact on Seller or any of the Assets; and (E) neither Seller nor, to Seller's Knowledge, any other party to any Material Contract has given notice of any action to terminate, cancel, rescind, or procure a judicial reformation of a Material

        Contract or any provision thereof. Except as set forth on Schedule 3.1(g), no Contracts contain any provision that prevents Buyer from owning, managing and operating the Assets in accordance with historical practices.

                 (h) Authorizations for Expenditures. Except as set forth on Schedule 3.1(h), with respect to Authorizations for Expenditure executed on or after January 1, 1994, (i) there are no outstanding calls under Authorizations for Expenditures for payments which are due or which Seller has committed to make which have not been made; (ii) there are no material operations with respect to which Seller has become a non-consenting party where the effect of such non-consent is not disclosed on Schedule H, and (iii) there are no commitments for the expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

                 (i) Affiliate Contracts. All of the existing Contracts solely between Seller and any of its Affiliates affecting or providing services or support to any of the Assets or operations on the Assets are as set forth on Schedule 3.1(i) ("Affiliate Contracts").

                 (j) Status and Operation of Oil and Gas Assets. Except as set forth in Schedule 3.1(j), (i) there are no contractual obligations to engage in continuous development operations in order to maintain any producing Lease in force; (ii) there are no provisions applicable to the Leases which increase the royalty percentage of the lessor thereunder (other than sliding scale royalties under federal leases); and (iii) the Leases do not have terms (other than primary terms) fixed by a certain number of years.

                 (k) Equipment. All equipment and machinery used by Seller to operate the Assets has been maintained in accordance with past practices in the field and to Seller's Knowledge all other equipment and machinery used by Third Persons to operate the Assets has been so maintained.

                 (l) Wells. Except to the extent set forth on Schedule 3.1(l), to Seller's Knowledge, no well included in the Assets is subject to material penalties on allowables because of any overproduction or any other violation of applicable Laws, which would have a material adverse effect on any of the wells included in the Assets. Since identifying the Assets for sale, Seller has not, except in the reasonable and fair conduct of operations, (i) increased the rate of production from the Properties from prior average rates, or
        (ii) depleted the Line Fill, including oil present in gunbarrels. Except for the wells listed in Schedule 3.1(l), there are no wells located on the Leases that Seller or operator is currently obligated by order of any Governmental Body to plug and abandon within a time certain.

                 (m) Exchange of Equipment. Since the Identification Date with respect to each of the Assets, (i) Seller has not exchanged any Other Property for property of lesser value and (ii) Seller has not removed any idle or other equipment or inventory from the Assets except as set forth in Schedule F.

                 (n) Payout Balances. The payout balances with respect to any of the Assets that are subject to future change on account of reversionary interests, non-consent penalties or similar agreements or arrangements set forth on Schedule 3.1(n) are correct as of the dates shown on such statements.

                 (o)      No Consents Required.  Except as set forth on
        Schedule 3.1(o) or consents required from Governmental Bodies as part of an ordinary course transfer, no preferential purchase rights, consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Seller of the Agreement.

                 (p) Tax Partnerships. Except as identified on Schedule 3.1(p), the Assets are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code, or any similar state statute.

                 (q) Prepayment. Seller has not received any payments by virtue of a prepayment arrangement under any Contract (or entered into a prepayment arrangement) for the sale of Hydrocarbons, of a production payment or of any other arrangement (other than gas balancing arrangements), which would obligate Seller to deliver Hydrocarbons produced from the Assets at some future time without receiving full payment therefor.

                 (r) Payments. To Seller's Knowledge, all payments of any kind required to be made by Seller to Third Persons or an Affiliate of Seller under any Contract or otherwise with respect to the Assets have been properly and timely paid, except for any such payments which are being contested in good faith.

                 (s) Section 29 Tax Credits. With respect to the wells listed on Schedule 3.1(s):

                          (i) All non-liquid gas from the wells has been, or satisfies the requirements to be, determined in accordance with Section 503 of the Natural Gas Policy Act of 1978, as amended ("NGPA"), to be production from coal seams, to the extent required under Section 29(c)(2)(A) of the Code.

                          (ii) All state and federal agency applications for well determination for each well under the NGPA and the rules and regulations of the Federal Energy Regulatory Commission (the "FERC") under such act (the "NGPA Regulations") have been filed requesting a determination that all of the gas produced from the well is "occluded natural gas produced from coal seams" pursuant to 18 C.F.R. Section 274.205(c). Each such application has been approved by the indicated state and federal agency and by the FERC and has been finally approved under and in accordance with Section 503 of the NGPA. To Seller's Knowledge, such applications comply with the requirements of the NGPA and the NGPA Regulations and do not (i) contain any untrue statement of material fact or
                 (ii) omit any statement of material fact necessary to make the statements therein not misleading. True and correct copies of such applications and certifications have been furnished to Buyer.

                          (iii) No portion of the gas from any of the wells is attributable to a property from which gas was produced from a coal seam in marketable quantities before January 1, 1980, within the meaning of Section 29(d)(4) of the Code.

                          (iv) Each of the wells was drilled (within the meaning of Section 29(f)(1)(A) of the Code) after December 31, 1979, and before January 1, 1993.

                          (v) No grants have been provided by the United States, a state or a political subdivision of a state "for use in connection with [any] project" (within the meaning of Section 29(b)(3)(A)(i)(I) of the Code) that includes any of the wells.

                          (vi) No proceeds of any issue of state or local government obligations have been "used to provide financing for [any] project" (within the meaning of Section 29(b)(3)(A)(i)(II) of the Code) that includes any of the wells.

                          (vii) No "subsidized energy financing" (within the meaning of Section 48(a)(4)(C) of the Code) has been "provided in connection with [any] project" (within the meaning of Section 29(b)(3)(A)(i)(III) of the Code) that includes any of the wells.

                          (viii) No tax credits under Code Section 29 for production after the Effective Date will be reduced under
                 Section 29(b)(4) for Section 38 energy credits "with respect to property used in the project" prior to the Effective Date.

                          (ix) No oil or gas produced from the wells qualifies or has qualified for the enhanced oil recovery credit or any other credit under Section 43 of the Code and none has been claimed or taken on such oil or gas.

                 (t) Conduct of Business. Except as set forth on Schedule 3.1(t), since September 1, 1994, the Assets have not been operated other than in accordance with standard oilfield practices consistent with past practices and in the ordinary course of business.

        Section 3.2       Buyer.  Buyer represents and warrants to Seller that:

                 (a) Organization and Standing. Buyer has been duly organized, validly existing in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it and is duly qualified to own federal, Indian and state leases in those states where the Assets are located; except that Buyer has not qualified to do business as a foreign corporation in the State of Illinois.

                 (b) Authority. Buyer has the corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and the Agreement has been duly executed and delivered.

                 (c) Validity of Agreement. The Agreement is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms of the Agreement, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Buyer's obligations under the Agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (d) No Violation. The execution and delivery of the Agreement and the performance by Buyer of the terms of the Agreement do not conflict with or result in a violation of the Corporate Documents of Buyer or of any agreement, instrument, order, writ, judgment or decree to which Buyer is a party or is subject.

                 (e) No Consents Required. No consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Buyer of the Agreement.

                 (f) Securities Representation. Buyer is an experienced and knowledgeable investor and operator in the oil and gas business and is acquiring the Assets for Buyer's own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933.

        Section 3.3 Disclaimer. THERE ARE NO WARRANTIES, REPRESENTATIONS OR IMPLIED COVENANTS BETWEEN THE PARTIES EXCEPT THE MATTERS EXPRESSLY PROVIDED FOR IN THE AGREEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO AND THE DOCUMENTS, CONVEYANCES AND INSTRUMENTS TO BE DELIVERED BY THE PARTIES AT AND AFTER CLOSING. THE PARTIES RESPECTIVELY DISCLAIM ANY OTHER WARRANTIES OR REPRESENTATIONS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AND REPRESENTATIONS IMPLIED UNDER ANY STATUTE OR LAW.


                                     PART 4

                                   COVENANTS

        Section 4.1 Seller's Covenants. Seller covenants with Buyer as follows:

                 (a) Access. Except as set forth in Parts 5 and 6 or except such records or data which Seller is prevented by contractual obligations with Third Persons from disclosing, from the date hereof to the Closing Date, Seller shall afford and shall cause to be afforded to Buyer and Buyer's representatives full and reasonable access to the

        Assets in the possession of Seller or to which Seller can reasonably arrange access during normal working hours. Seller shall make reasonable arrangements at the Buyer's request to provide access to the Assets after hours and on holidays.

                 (b)      Affiliate Contracts.  With respect to Affiliate
        Contracts:

                          (i) At the request of Buyer made at any time within two (2) years following the Closing Date, such request to be made only one time with respect to each of the contracts referred to in (A) or (B) below, Seller shall cause its Affiliates to (A) enter into contracts in lieu of the Affiliate Contracts under the same terms as the Affiliate Contracts which shall contain a provision allowing Buyer to terminate the service agreements or contracts upon thirty (30) days' notice, and (B) enter into service contracts to provide services that have been provided by such Affiliate with respect to the Assets prior to the Closing and that Buyer cannot obtain from Third Persons on reasonable commercial terms, such contracts to be upon terms on which such services are generally available from Third Persons under competitive conditions in the general area of the pertinent Assets; provided, however, (1) such terms shall be commercially reasonable to the Affiliate; (2) if such services are provided by the Affiliate under terms regulated by Law, the terms shall be no more favorable to Buyer than is allowed under the applicable tariff; (3) if the Affiliate transfers any Facility necessary to the performance of the Affiliate's obligations under the contract, the Affiliate shall use reasonable efforts to require the transferee to assume the obligations of the Affiliate under the contract; and (4) if the Affiliate intends to abandon such a Facility, subject to rights of Third Persons existing as of the date of the Agreement, the Affiliate shall offer to Buyer the opportunity to assume the ownership thereof along with the obligations in connection therewith.

                          (ii) At any time on or following the Effective Date Seller shall, upon Buyer's written request, terminate any crude oil sales contracts with Seller's Affiliates and sell crude oil to the purchasers designated by Buyer; provided, however, that if an Affiliate of Seller offers to purchase the relevant crude oil on the same terms that Buyer can obtain from Third Persons, the Affiliate shall be entitled to continue the purchases until Closing on the same terms as Buyer could obtain from Third Persons.

                          (iii) If any of Seller's Affiliates use any Asset as of the Effective Date, and the Affiliate cannot obtain a similar use from a Third Person on commercially reasonable terms, Buyer shall allow such Affiliate to continue to use the Asset to the same extent as used as of the Effective Date on commercially reasonable terms.

                 (c) Exclusive Dealing. From and after the date of the Agreement until Closing, except (i) as otherwise consented to by Buyer in writing, (ii) in connection with the communications required to comply with preferential purchase rights, or (iii) the termination of dealings with other parties with whom Seller had previously communicated regarding the purchase of the Assets; Seller shall not either directly or indirectly through a representative (A) provide information to any Person or representative of such Person, which would assist such Person in evaluating the prospects of purchasing the Assets, (B) initiate, encourage, solicit, analyze or respond to any inquiries, offers, proposals, bids, or other investigations by any Person to acquire all or any of the Assets (other than to indicate that the Assets are not for sale), (C) enter into or agree to enter into any transaction, the result of which would interfere, hinder, delay or materially change the effect of the transaction contemplated by the Agreement, or (D) negotiate with any Person with respect to any such transaction.

                 (d)      Conduct of Business.

                          (i)      Prior to Closing Seller shall:

                                   (A)     maintain and operate the Assets in
                          accordance with standard oilfield practices and the practices historically employed with respect to the Assets and comply in all material respects with Laws and perform in all material respects the obligations under the Contracts;

                                   (B)     provide Buyer, as soon as reasonably
                          practicable following receipt by Seller, with copies of all proposals for drilling or other operations proposed by Third Persons, and provide Buyer with such proposals made by Seller at the time they are sent to Third Persons; and

                                   (C)     continue the marketing of
                          Hydrocarbons from the Assets consistent with past practice except as directed by Buyer pursuant to
                          Section 4.1(b).

                          (ii) Without the consent of Buyer (which shall be provided as reasonably far in advance of the deadline for responses to Third Persons as will provide Seller with reasonable time to respond, or shall be deemed to be denied), prior to Closing Seller shall not:

                                   (A)     waive, compromise or settle any
                          right or claims in excess of Twenty-Five Thousand Dollars ($25,000) for which Buyer will have liability hereunder or that will result in an upward adjustment to the Purchase Price pursuant to Section 2.3;

                                   (B)     incur obligations with respect to or
                          undertake any transactions relating to the Assets other than transactions (1) in the normal, usual and customary manner, (2) of a nature and in an amount consistent with prior practice, and (3) in the ordinary course of business of owning and operating the Assets;

                                   (C)     enter into any new material
                          agreements or commitments with respect to the Assets;

                                   (D)     abandon any property which includes
                          Leases, Fee Interests, Beneficial Interest or Easements and which is capable of producing Hydrocarbons in paying quantities;

                                   (E)     modify in any material respect any
                          of the Leases or Material Contracts;

                                   (F)     encumber, sell or otherwise dispose
                          of any of the Assets, other than Other Property which is replaced by equivalent property or which is consumed in the normal operations of Seller's business;

                                   (G)     make or obligate itself to make any
                          single expenditure for Seller's interest on any well in excess of Twenty-Five Thousand Dollars ($25,000) other than expenditures that are permitted under applicable operating agreements, or that are required for safety or other emergencies or are required by Governmental Bodies to be expended;

                                   (H)     accelerate the rate of production
                          from the Leases, Fee Interests and Beneficial Interest other than in the ordinary course of business and consistent with standard oilfield practices; or

                                   (I)     diminish the Hydrocarbons used for
                          Line Fill, including the oil present in gunbarrel facilities, from the quantities present at the time the Assets were identified for sale or thereafter other than in the ordinary course of business and consistent with standard oilfield practices.

                 (e) Section 754 Election. For each partnership, joint venture or tax partnership to which any of the Assets are subject, Seller shall, at Buyer's election (i) assist Buyer to cause each partnership, joint venture or tax partnership to elect under Section 754 of the Code to adjust the basis of its Assets with respect to the transfer of the partnership interest, effective for the taxable year of the transfer, or (ii) use its reasonable efforts to cause the relevant Asset to be conveyed free of such partnership, joint venture or tax partnership. With respect to each such partnership, joint venture or tax partnership of Seller, Seller shall exercise its reasonable efforts in making available to Buyer all financial and tax data necessary or reasonably helpful to determine whether a Section 754 election would be advantageous to Buyer for the taxable year of the Closing.

                 (f) Delivery of Well List. On or before Closing Seller shall deliver to Buyer a list of all wells associated with each of Seller's "FRSID" numbers shown on Schedule H.

        Section 4.2 Covenants of Buyer. Buyer covenants with Seller as follows:

                 (a) Performance Bonds, Guaranties, Etc.. With respect to any surety bonds, performance bonds, guarantees or financial assurances relating to the Assets, on which Seller or its Affiliates are principals or guarantors, Buyer shall cause such surety bonds, performance bonds, guarantees or financial assurances to be replaced or otherwise released within one hundred eighty (180) days after the Closing Date. Buyer shall reimburse Seller for any amounts paid by Seller with respect to such surety bonds, performance bonds, guarantees or financial assurances related to periods on and after the Closing Date until replaced by Buyer's instruments.

                 (b) No Use of Texaco Mark. At the Closing Buyer shall cease to use any trademarks, symbols or trade names containing "Texaco," "Tex" as a prefix or suffix, or similar words, as well as the Star T Design logo associated with Seller. Notwithstanding anything to the contrary herein, Buyer shall have ninety (90) days from the Closing Date to remove, replace, cover or paint over any identifications and signs, provided that Seller shall perform this activity in connection with the Transition Agreement.

                 (c) Assumption of Assumed Liabilities. At the Closing, with effect as of the Effective Date, Buyer shall assume the Assumed Liabilities.

                 (d) Security for Plugging and Abandonment. Unless at the time of Closing Buyer's net worth, as reflected on its latest financial statement, is greater than Five Hundred Million Dollars ($500,000,000), Buyer shall provide security to Seller on terms satisfactory to Seller for the performance of obligations contained in Section 4.3(q).

                 (e) Qualification to do Business in Illinois. Prior to Closing, Buyer shall qualify to do business as a foreign corporation in the State of Illinois.

        Section 4.3 Covenants of Seller and Buyer. Seller and Buyer covenant to each other as follows:

                 (a) Compliance with Conditions Precedent. Each Party shall use its best efforts to cause the conditions precedent set forth in Part 9, applicable to such Party, to be fulfilled and satisfied as soon as practicable but in any event prior to Closing.

                 (b) Preparation of Closing Documents. With respect to Closing Documents:

                          (i) Forms of Assignment. Seller shall commence the preparation of all forms of Assignments, Deeds, and other conveyances and transfers pursuant to the Agreement along with all applicable schedules and exhibits to such forms of Assignments, Deeds and other conveyances and shall begin delivering such draft forms to Buyer reasonably promptly so that Buyer can review and agree to such documents between the time of execution of the Agreement and Closing. Seller and Buyer shall jointly prepare a description of major equipment, Facilities and fixtures included in the Assets, such description to be appended to a bill of sale delivered by Seller to Buyer at Closing. All such documents shall be completed and delivered to Buyer for final approval and execution no later than twenty (20) days prior to Closing.

                          (ii) Preliminary Settlement Statement. No later than five (5) days prior to Closing, Seller shall present a proposed preliminary settlement statement showing the calculation of the Closing Amount ("Preliminary Settlement

                 Statement"). Buyer shall advise Seller of any proposed changes or objections to the Preliminary Settlement Statement no less than two (2) days prior to Closing and the Parties shall thereafter diligently attempt to resolve all issues in regard to the Preliminary Settlement Statement on or before Closing. If such matters cannot be resolved as of the Closing Date, the Closing Amount shall be the average of the Closing Amounts proposed by Seller and Buyer and the matter shall be resolved in connection with the Final Recap subsequent to Closing.

                          (iii) Letters in Lieu. Seller shall prepare and present to Buyer for review and approval, twenty (20) days prior to Closing, the form of transfer orders or letters in lieu and associated exhibits thereof in a form reasonably acceptable to Buyer and the applicable purchasers of production ("Letters in Lieu").

                          (iv) All Other Closing Documents. Each Party shall deliver proposed forms of all other documents to be delivered at Closing pursuant to the Agreement for which such Party is responsible no later than twenty (20) days prior to Closing.

                 (c) Recording. Buyer shall be solely responsible for promptly recording the Assignments, Deeds, and any other documents related to the conveyance of the Assets, and shall promptly furnish Seller with the recording information. Seller shall be responsible for all filings with state, Indian and federal agencies for change of operator, and shall promptly provide Buyer with the original approved copies of all such filings, or confirmation thereof. All governmental office recording and filing fees shall be paid by Buyer and where paid by Seller, reimbursed by Buyer promptly after receipt of an invoice.

                 (d) Press Release. Prior to Closing and for a period of thirty (30) days following Closing, neither Party shall make any press release or other announcement in connection with the Agreement without first consulting with the other Party and accommodating all reasonable requests to the other Party regarding postponement or cancellation of such press release or announcement or the statements made in such press release or announcement. Following such consultation and good faith attempt to make reasonable accommodations, either Party may make any announcement or press release that it believes is either required by applicable Law or the rules of any stock exchange, or is advisable in connection with such Party's obligation to provide public disclosure regarding its activities. This provision shall not apply to any filing with any Governmental Body or stock exchange required by Law, rule or regulation.

                 (e) Brokers. The Parties represent to each other, that no broker, finder, financial advisor or similar person has been retained by a Party except as set forth in this Section 4.3(e). Seller represents that Seller has retained Morgan Stanley & Co., Incorporated as financial advisor in connection with the transaction contemplated by the Agreement. Buyer represents that Buyer has entered into discussions concerning a contingent arrangement with Wasserstein & Perella in connection with the transactions contemplated by the Agreement.

                 (f) Certain Filings, Consents and Permits. With respect to certain filings and consents, the Parties agree that:

                          (i) Buyer and Seller shall promptly make all required filings under the HSR Act;

                          (ii) Buyer and Seller shall cooperate with one another in:

                                   (A)     determining whether any filings are
                          required to be made or consents, approvals, permits or authorizations are required to be obtained under any other Laws of the United States; and

                                   (B)     making any such filings, furnishing
                          information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers; and

                          (iii) Seller shall promptly endeavor to obtain, and Buyer shall reasonably cooperate in connection with such endeavors, each consent set forth on Schedule 3.1(o).

                 (g) Risk of Loss. The risk of casualty loss relating to the Assets shall pass from Seller to Buyer as of the Effective Date. If, prior to the Effective Date, all or any material portion of an Asset is destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain or proceedings for such purposes are pending or threatened, Buyer shall purchase such portion of the Assets, notwithstanding any such destruction, taking or pending or threatened taking. Seller shall pay to Buyer (as an adjustment to the Purchase Price) all sums paid to Seller by Third Persons by reason of the destruction or taking of such portion of the Assets to be assigned to Buyer, and shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from Third Persons arising out of the destruction, taking or pending or threatened taking as to such interest. If prior to the Effective Date, the applicable Assets are destroyed by fire or other casualty and the sums transferred to Buyer pursuant to the foregoing sentence do not equal the amount necessary to replace or restore the pertinent Assets to the condition they were in prior to such fire or casualty, Seller shall pay to Buyer, or the Purchase Price shall be reduced by the additional amount necessary to repair or replace all destroyed Assets or restore the Assets to their condition prior to the fire or casualty loss. If the sums that Seller would be responsible for pursuant to the foregoing sentence exceed fifty percent (50%) of the Allocated Value of the pertinent Asset, Seller may elect to remove the Asset from the sale and reduce the Purchase Price by the Allocated Value of the pertinent Asset. Seller shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction, taking or pending or threatened taking as to any Asset without first obtaining the written consent of Buyer, which shall not be unreasonably withheld.

                 (h) Post-Closing Access. Except as otherwise expressly provided herein, from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause to be afforded to their respective officers, employees, accountants and other representatives access, upon reasonable notice, during business hours with respect to the facility to which access has been requested, to review and copy the books, documents, databases or other records relating to the Assets not including the excluded assets (which books, documents, databases, records, or employees files or other information the Parties shall cooperate and assist one another in identifying and locating), interview, depose or seek testimony of employees, provide assistance in proceedings with employees as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access.
        Access to Tax records shall be governed by Part 5.

                 (i) Financial Audit. Both prior to and after the Closing, Seller shall provide Buyer financial data for the calendar years 1992, 1993 and 1994, and any portion of 1995 prior to the Closing. The financial data provided by Seller shall establish the direct lease operating costs with respect to each of the Assets and the gross revenues from such Assets and such other information as may be required by Regulation S-X of the United States Securities and Exchange Commission. The cost incurred by Seller in providing the financial data to Buyer shall be shared equally by Buyer and Seller.

                 (j) Preferential Purchase Rights. With respect to Preferential Rights:

                          (i) Within fifteen (15) days following the execution of the Agreement, Seller shall propose to Buyer the forms of notice it intends to send to all holders of preferential purchase rights in the Assets. Seller shall incorporate any revisions or additions to the forms of notice requested by Buyer and reasonably satisfactory to Seller in order to assure full compliance with the applicable notice provisions and effective waiver of the exercise of such rights if no affirmative exercise is received. Seller shall transmit to the respective holders of preferential purchase rights all such notices no later than thirty (30) days following the execution of the Agreement. Seller shall keep Buyer informed on a current basis as receipt of responses from the holders of preferential purchase rights are received or applicable exercise periods expire without exercise or response from the holders. Seller shall provide Buyer with copies of all such correspondence between Seller and such holders of preferential purchase rights as such correspondence is received.

                          (ii) To the extent any preferential purchase rights are exercised by any Third Person entitled to exercise such rights, then the Assets subject to such preferential purchase rights shall not be sold to Buyer and shall be excluded from the Agreement. The Purchase Price shall be adjusted by the portion of the Allocated Value representing the portion of the Assets subject to such exercised preferential purchase right. In the event any Third Person initially elects to exercise a particular preferential right, but subsequently refuses or elects not to consummate the purchase under the preferential right and such refusal occurs prior to one hundred eighty (180) days following the Closing Date, Buyer shall purchase such interests covered by the preferential right for its Allocated Value as of the Effective Date and the closing of such transaction shall take place on a date mutually acceptable to Seller and Buyer not more than thirty (30) days following such failure or refusal.

                          (iii) If a preferential purchase right has not been waived prior to Closing, the Assets subject to such right shall be included in the Assets conveyed at Closing and there shall be no adjustment to the Purchase Price or account of such preferential purchase right. If the holder of the preferential purchase right exercises the right subsequent to Closing, Buyer shall convey the affected property to the holder of the right, and shall retain the payment therefor.

                 (k) Required Consents. If Seller shall fail to obtain any consent required for the transfer of any Asset, Seller's failure shall be handled as follows:

                          (i) If the holder of the right to consent affirmatively refuses to consent prior to Closing, such refusal shall be considered a Title Defect under Section 7.1 and the Title Indemnity Payment therefor shall equal the Allocated Value (or portion thereof) of the affected Property (or portion thereof).

                          (ii) Except for approvals from Governmental Bodies normally received subsequent to assignment, if Seller believes a consent may be obtained subsequent to Closing, the Property shall be held by Seller for the benefit of Buyer after Closing and shall provide Buyer with the economic benefits thereof until such consent is received or until ninety (90) days following Closing, if later, and Buyer shall pay for the property at Closing in accordance with the Agreement as though the consent had been obtained. If Seller obtains the consent on or before ninety (90) days following Closing, then Seller shall deliver conveyances of the property to Buyer. If the consent is not obtained or is affirmatively refused on or before ninety (90) days following Closing, Seller shall refund the Allocated Value of the affected portion of the Property to Buyer less any net revenues (revenues net of costs and Burdens) received by Buyer in connection with such affected portion of the Property and Seller's holding for the benefit of Buyer shall terminate.

                 (l) Employee Matters. Buyer shall have the right to solicit the field employees of Seller (and any other employees of Seller that Seller identifies in writing) who work directly on or in connection with the Assets ("Employees"), and shall have the right to offer employment to and hire any such Employees. If Buyer hires any Employee, the terms of employment shall be at Buyer's discretion provided, however, that (i) Buyer shall provide such Employee the benefits that are provided to other employees of Buyer on the same terms; and (ii) Buyer shall credit such Employee with the time-in-service that such Employee accrued with Seller, except that no more than three (3) weeks vacation shall be credited to an Employee.

                 (m) Final Recapitulation Settlement; Subsequent Audits and Settlements. With respect to final recapitulation and audits;

                          (i) Within one hundred eighty (180) days after the Closing Date, Seller shall provide to Buyer, for Buyer's review, a proposed final recapitulation settlement in the form of the Preliminary Settlement Statement (the "Final Recap Statement") to account for all adjustments to the Purchase Price known as of such date pursuant to Sections 2.2 and 2.3 (the "Final Recap"). Buyer shall have the right, within one hundred twenty (120) days after receipt of the Final Recap Statement, to audit the Final Recap Statement. If Buyer disagrees with the Final Recap Statement, Buyer and Seller shall use best efforts to reach agreement within thirty (30) days following Buyer's audit of the Final Recap Statement.

                          (ii) Should the Parties be unable to resolve any disagreements, such disagreement shall, at the earliest practicable date, be referred, by either or both of the Parties, to Arthur Andersen & Co. (the "Accounting Firm"), along with all audit reports, work papers, schedules and calculations related to the matter in dispute. Within twenty-five (25) days after such submission, the Accounting Firm shall issue a letter report determining the Final Recap, which shall be final and binding. Any fees and expenses incurred in resolving disputes shall be borne equally by the Parties.

                          (iii) Payment of any amounts owed under the Final Recap is due thirty (30) days from the date Seller and Buyer agree on the Final Recap Statement, or ten (10) days from the determination of the Final Recap by the Accounting Firm, whichever is later. Interest will be applied at the Agreed Rate to any amounts if not paid when due.

                          (iv) On or before two (2) years after the Closing Date, each of Seller and Buyer may give notice that it intends to audit the other Party's books, accounts and records relating to production proceeds, capital costs, Taxes, expenses and Burdens relating to this transaction and may thereafter promptly conduct such audit. Such audit shall be conducted, at the auditing Party's own expense and by appointment only, and shall be conducted promptly so as to cause a minimum of inconvenience to the audited Party. Based on such audit, a Party may claim further adjustments to the Purchase Price pursuant to Section 2.3, or payments of any other monetary obligation provided in the Agreement. The Parties shall use their best efforts to reach agreement on such adjustments or payments within thirty (30) days following the audit giving rise to the claims. If the Parties cannot reach agreement within such time period, the matters shall be handled in the same manner as disagreements regarding the Final Recap as provided in Sections 4.3(m)(ii) and (iii).

                          (v) Following the Closing, Seller and Buyer shall settle the adjustments to the Purchase Price on an interim basis in accordance with the Transition Agreement. Following termination of the Services under the Transition Agreement, (A) revenue received by either Party that belongs to the other Party shall be remitted to the other Party at least monthly, and (B) invoices received by a Party that are the obligation of the other Party shall be forwarded to the other Party within ten (10) days of receipt of the invoice.

                 (n) Further Assurances. Each Party shall, from time to time at the request of the other, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification and termination and take such other action as the Party making the request may require to effectuate the intentions of the Parties, including those required to sell, transfer, convey and assign to, and vest in Buyer, and to place Buyer in possession of the Assets and to transfer, assign or convey the excluded assets to Seller. Seller intends to convey the Assets at Closing; however, in the event it is determined after Closing that: (i) any part of the Assets was not in fact conveyed to Buyer, and that the title to any part of the Assets is incorrectly in the name of Seller;
        (ii) any excluded asset is conveyed to Buyer and that the title to such excluded asset is incorrectly in the name of Buyer; then each Party shall take all such action necessary to correctly convey any part of Assets to Buyer, or any part of the excluded assets to Seller.

                 (o) Files Transfer. Seller shall deliver the originals of all the files and records described in item (g) set forth in the definition of Other Property except where such original files also relate to a property retained by Seller, in which case Seller shall deliver copies of such files and shall provide Buyer with access to the original files as reasonably requested by Buyer (but Buyer shall always receive the originals of well logs for the wells completed or attempted to be completed within depths included within the Assets). In the event Seller has delivered originals of files to Buyer, Seller shall have the right to make copies of all originals. If Seller abandons or transfers its retained property prior to seven (7) years following Closing it shall provide Buyer a reasonable opportunity to receive any retained original files. Seller shall use its reasonable efforts to transfer relevant well files in Seller's inactive storage as soon as practicable following Closing, but Seller shall not be liable if it fails to identify such files after exercising its reasonable efforts, or if such files are inadvertently destroyed prior to such transfer. The handling of such files and records subsequent to Closing is addressed in the Transition Agreement. Seller and Buyer shall be equally responsible for the cost of copying these materials. Buyer shall designate the method of shipment and the carrier far enough in advance to allow for timely shipment and will be solely responsible for the cost and expense of shipment and for any losses occurring as a result of such shipment. BUYER SHALL ACCEPT ALL INTERPRETIVE DATA WITHOUT ANY WARRANTY OR REPRESENTATION REGARDING ACCURACY OR CORRECTNESS THEREOF. Notwithstanding the provisions of item (g) of the definition of Other Property regarding legal files and files subject to attorney-client privilege, if such documents are pertinent to Assumed Liabilities or future obligations on the Assets, Seller will waive privilege and provide such documents unless it reasonably believes such waiver is likely to cause material adverse consequences to Seller. Seller shall also use its reasonable efforts to obtain waivers of any Third Person restrictions on the transfer of any files or information.

                 (p)      Gas Balancing.

                          (i)      Within ninety (90) days following the
                 Closing for Properties operated by Seller, and as soon as possible after the receipt of statements from the operators of Properties not operated by Seller, Seller shall provide to Buyer detailed gas balancing statements on a Property-by-Property basis (other than for Properties excluded from the Assets or conveyed on account of the exercise of preferential purchase rights), in accordance with COPAS for all owners as to Seller-operated Properties (other than properties owned solely by Seller) and in accordance with generally accepted accounting procedures for Seller's interest as prepared by the operator as to all other Properties, showing in each case the gas balances in such Properties as of the Effective Date. Buyer shall have until two (2) years following Closing to audit and reconcile gas balances with respect to such Properties and object to gas balances whether or not shown on the statements provided by Seller. Promptly following agreement by Seller and Buyer of the net gas imbalance as of the Effective Date, Seller shall pay to Buyer if there is a net overproduction balance, or Buyer shall pay to Seller if there is a net underproduction balance, $1.00 per Mcf of the imbalance. The payment shall be made only with respect to the net volume of the imbalance after deduction of volumes attributable to unpaid Burdens. If there is a dispute as to the volume of imbalance, the foregoing adjustment payment shall be made as promptly as possible to the undisputed imbalance volume, and the remainder of the adjustment payment shall be made upon settlement of the dispute. Either Party may commence dispute resolution in accordance with Section 10.14 when it reasonably appears a dispute exists with regard to the matters covered by this Section 4.3(p).

                          (ii) Notwithstanding the payment adjustment to be made pursuant to Section 4.3(p)(i), Seller shall have the obligation to pay any cash gas balancing settlements to Third Persons, attributable to periods on or before the Effective Date which (A) arise by virtue of the transactions contemplated by the Agreement, (B) are related to Properties included within the Assets that had permanently ceased production prior to the Effective Date, or (C) are required pursuant to any other cash gas balancing obligation due as of the Effective Date. To the extent Seller pays any such cash gas balancing amounts, Seller's gas balance as of the Effective Date shall be adjusted for all volumes for which cash payments are made.

                 (q) Plugging and Abandonment. Seller shall retain liability for Plugging and Abandonment obligations for specified wells included within the Assets with respect to which, as of the Effective Date, an order has been issued by the Governmental Body having jurisdiction requiring the well to be Plugged and Abandoned within a time certain. Seller shall perform such Plugging and Abandonment operations upon the request of Buyer or shall reimburse Buyer for all reasonable costs of Plugging and Abandonment if Buyer or the operator plugs and abandons such wells. Seller shall retain liability for properly replugging any wells located on the Assets where the well was improperly Plugged and Abandoned on or before the Effective Date under Laws in effect at the time of such Plugging and Abandonment, and Seller shall perform such replugging at the request of Buyer, or shall reimburse Buyer for all costs of replugging and abandonment if Buyer or the operator replugs such well. Upon Closing, Buyer shall assume all of Seller's other Plugging and Abandonment obligations associated with the Assets as of the Effective Date and shall conduct such Plugging and Abandonment operations in compliance with applicable Laws and in a good and workmanlike manner.

                 (r) Joint Use Facilities. Facilities, whether Included Facilities or Excluded Facilities, that have been used both in connection with the Assets and properties retained by Seller (a "Joint Use Facility") shall, subject to rights of Third Persons existing as of the date of the Agreement, be made subject to joint use agreements appropriate for the different Joint Use Facilities to be entered into between Seller and Buyer providing for the sharing of such Joint Use Facilities in accordance with the following general terms:

                          (i) direct expenses shall be allocated in accordance with usage;

                          (ii) usage shall be apportioned in accordance with historical use for servicing the respective Assets or retained properties of Seller;

                          (iii) if the owner of a Joint Use Facility intends to expand or replace such Facility, it shall offer the other Party hereto the right to participate in such expansion or replacement on a direct cost-sharing basis and on the basis of the same percentages that the original Joint Use Facility was shared;

                          (iv) if the owner of a Joint Use Facility intends to abandon the Joint Use Facility, it shall first give the other Party the opportunity to assume the ownership thereof along with the obligations in connection therewith; and

                          (v) if the owner of a Joint Use Facility intends to sell such Joint Use Facility, the transferor shall cause the transferee to be made subject to the applicable joint use agreement.

        Notwithstanding the foregoing, Facilities shall not be shared if such sharing cannot be accomplished on reasonable commercial terms.

                 (s) Easements. If any Easements are used as of the date of the Agreement for operations of Seller or its Affiliates, Seller shall convey co-tenancy in such Easements, if possible, or shall convey such other license or co-use rights as will ensure Buyer's use of such Easements in the same manner after the date of the Agreement as it was used by Seller prior to the date of the Agreement.


                                     PART 5

                                     TAXES

        Section 5.1 Payment and Apportionment of Real Property Taxes and Personal Property Taxes. With respect to Taxes:

                 (a) Real and Personal Property Taxes Other than in Wyoming, Colorado and Montana. Except with respect to Wyoming, Colorado and Montana, all ad valorem taxes, real property taxes and personal property taxes ("Real and Personal Property Taxes") for the year in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. Seller shall be liable for the portion of such Real and Personal

        Property Taxes based upon the number of days in the year occurring prior to the Effective Date, and Buyer shall be liable for the portion of such taxes based upon the number of days in the year occurring on and after the Effective Date. For any year in which an apportionment is required, Buyer shall file all required reports and returns incident to these taxes and shall remit to the appropriate taxing authorities all such taxes assessed for the year in which the Effective Date occurs. Seller shall pay to Buyer, at the time of Buyer's remittance, Seller's share of such taxes.

                 (b) Real and Personal Property Taxes in Wyoming, Colorado and Montana (and the Montana Local Government Severance Tax). All ad valorem taxes, real property taxes and personal property taxes in Wyoming, Colorado and Montana (and the local government severance tax in Montana) that are based on or measured by production ("WCM Real and Personal Property Taxes") for the year in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. As to all such WCM Real and Personal Property Taxes, Seller shall file all required reports and returns and be responsible for all taxes based on or measured by production occurring prior to the Effective Date and Buyer shall file all required reports and returns and be responsible for all taxes based on or measured by production occurring on and after the Effective Date. For all such taxes, other than taxes based on or measured by oil and gas production, Seller shall be liable for the portion of such taxes based upon the number of days in the year occurring prior to the Effective Date, and Buyer shall be liable for the portion of such taxes based upon the number of days in the year occurring on and after the Effective Date. For any year in which an apportionment is required, Buyer shall file all required reports and returns incident to these taxes and shall remit to the appropriate taxing authorities all taxes for the year in which the Effective Date occurs. Seller shall pay to Buyer, at the time of Buyer's remittance, Seller's share of such taxes.

                 (c) Liability and Right to Pursue Claims. Seller shall retain liability for all adjustments, examinations or claims relating to Taxes that are paid by Seller and that are allocated to Seller pursuant to this Section 5.1. Seller shall administer and defend any examination, claim or adjustments arising in connection with Taxes to be paid by Buyer but which are allocated to Seller pursuant to this
        Section 5.1.

        Section 5.2 Other Taxes. All excise, windfall profit and other Taxes relating to production of Hydrocarbons attributable to the Assets prior to the Effective Date shall be allocated to Seller, and all such Taxes relating to production on or after the Effective Date shall be apportioned to Buyer. Buyer shall file any reports or returns not filed as of the Closing, and shall remit to the proper taxing authorities any such Taxes allocated to Seller, but not paid as of the Closing. Seller shall pay Seller's share of such Taxes at the time Buyer remits such Taxes.

        Section 5.3 Sales Taxes. The Purchase Price does not include any sales Taxes or other transfer Taxes imposed in connection with the sale of the Assets. Buyer shall pay any sales Tax or other transfer Tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to the Agreement. If Buyer is of the opinion that it is exempt from the payment of any such sales Tax or other transfer Tax, Buyer shall furnish to Seller the appropriate tax exemption certificate.

        Section 5.4 Tax Proceedings. In the event Buyer or any of Buyer's Affiliates receives notice of any examination, claim, adjustment or other proceeding relating to the liability for Taxes of or with respect to Seller for any period Seller is or may be liable under Section 5.1(c), Buyer shall notify Seller in writing within twenty (20) days of receiving notice thereof. As to any such Taxes for which Seller is or may be liable under
Section 5.1(c), Seller shall at Seller's expense control or settle the contest of such examination, claim, adjustment or other proceeding, and shall indemnify Buyer against all Losses in connection therewith. The Parties shall cooperate with each other and with their respective Affiliates in the negotiations and settlement of any proceeding described in this Section 5.4. Buyer shall provide, or cause to be provided, to Seller necessary authorizations, including powers of attorney, to control any proceeding which Seller is entitled to control pursuant to Part 5.

        Section 5.5 Purchase Price Allocation. The allocation of Purchase Price provided for in Section 2.4 is intended to comply with the allocation method required by Section 1060 of the Code. Buyer and Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and regulations thereunder, including without limitation the filing by Buyer and Seller of an IRS Form 8594 with their federal income tax returns for the taxable year in which the Closing occurs. Buyer and Seller agree that each will not take for income tax purposes, or permit any Affiliate to take, any position inconsistent with the allocation of Purchase Price prescribed in
Section 2.4. Further, Buyer's reasonable allocation of the Purchase Price between real and personal property shall determine the allocation of such matters.


                                     PART 6

                             ENVIRONMENTAL MATTERS

        Section 6.1 Definitions. For the purposes of the Agreement, the following terms defined in Section 6.1 have the meanings herein assigned to them:

        "Environmental Claims" means actions, claims, or proceedings by Third Persons associated with the Property Interests and based on Environmental Conditions or Environmental Law in connection with any chemical substance on or originating from a Property Interest prior to the Effective Date, except for the portion of any such claim associated with Remediation.

        "Environmental Condition" means a condition that exists prior to the Effective Date, and only to the extent in existence on the Effective Date, with respect to the air, land, soil, surface, subsurface strata, surface water, ground water, or sediments which causes a Property Interest to be subject to remediation under, or not in compliance with Environmental Law or a lease or agreement excluding Plugging and Abandonment.

        "Environmental Law" means any Law relating to pollution, the protection of the environment, or the release or disposal of waste materials, but shall not include any Law associated with Plugging and Abandonment.

        "Environmental Matter" means an Environmental Condition or an Environmental Claim.

        "Expenses" means the actual amounts expended under a Remediation Plan to remedy an Environmental Condition, and amounts expended to determine the extent of the Environmental Condition and to determine the appropriate means of remediation, but not Buyer's investigation expenses (including costs of surveys, audits or analyses) prior to Buyer notifying Seller of the potential Environmental Condition under
        Section 6.7.

        "Independent Environmental Review" means the assessment performed by Pilko & Associates, Inc., on behalf of Seller.

        "Individual Threshold" means a threshold of Thirty Seven Thousand Five Hundred Dollars ($37,500), with respect to Environmental Claims or Expenses for events or conditions located within three miles of each other, or associated with a single incident, single source or that are subject to Remediation pursuant to a single Remediation Plan.

        "Property Interest" means any single Lease, Fee Interest, Beneficial Interest, or Easement, or any of the foregoing interests that are attributable to a single Property.

        "Remediation" means actions taken to correct an Environmental Condition and implement the terms of a Remediation Plan.

        "Remediation Plan" means the written plan, and any amendments thereof, that sets forth the actions to be taken to effect any necessary remediation of a single Environmental Condition or a group of related and reasonably proximate Environmental Conditions, formulated pursuant to Section 6.7, and necessary to bring a Property Interest or Property Interests into compliance with Environmental Law, or a lease or agreement and, if appropriate, approved by any applicable Governmental Body.

        "Retained Environmental Liabilities" means appropriate actions in order to remediate or manage the Environmental Conditions as set forth in
        Schedule 6.1 and Environmental Matters associated with or arising from the Property Interests set forth on Schedule 6.1.

        "Transaction Deductible" means a deductible amount of Eight Million Dollars ($8,000,000) against which shall be credited (i) all costs expended after the Effective Date by Buyer associated with remediating Environmental Conditions, and amounts expended to determine the extent of the Environmental Condition and to determine the appropriate means of remediation, but not Buyer's investigation expenses (including expenses for surveys, audits or analyses) prior to Buyer notifying Seller under Section 6.7 (a) that a potential Environmental Condition may exist and (ii) all Losses incurred by Buyer after the Effective Date in connection with Environmental Claims associated with Environmental Conditions.

        Section 6.2       Seller.  Seller represents and warrants to Buyer that:

                 (a) Disclosure. Seller has no Knowledge of any facts or circumstances that are likely to result in Losses to Seller or Buyer under the Agreement for any single Environmental Matter in excess of Five Million Dollars ($5,000,000), other than the Retained Environmental Liabilities.

                 (b) Past Use of Property Interest. Except as set forth in Schedule 6.2 or in the Independent Environmental Review, to the Seller's Knowledge, at no time have the Property Interests been used by Seller or others as a landfill or for waste disposal, other than such activities associated with normal oil field operations.

        Section 6.3       Buyer.  Buyer represents and warrants to Seller that:

                 (a) Independent Environmental Review. Seller has delivered to Buyer copy of the final report of the Independent Environmental Review and Buyer acknowledges receipt of such report.

                 (b) Use of Reports. Buyer shall not reveal the Independent Environmental Review reports or any portion thereof to any of its Affiliates or Third Persons, including prospective purchasers of the Property Interests, except with the consent of Pilko & Associates, Inc. or as required by Law.

        Section 6.4 Due Diligence Procedure; Notice, Pre-Closing Date Remediation and Removal of Properties. Prior to the Closing Date, Buyer may, subject to necessary Third Person operator approval, fully inspect and become familiar with the condition of the Property Interests at reasonable times and at its sole risk, cost and expense, and Buyer shall engage such contractors or consultants as Buyer deems prudent for tests and surveys of the Property Interests; provided, however, Buyer shall be responsible for any of Seller's Losses resulting from Buyer's inspection of the Property Interests other than Losses arising from Seller's willful, wanton or reckless conduct or gross negligence. In the event Buyer gives written notice to Seller of an Environmental Condition prior to the Closing Date, Seller shall have the right at its sole cost and risk, with the consent of Buyer which shall not be unreasonably denied and in accordance with the covenant of cooperation set forth in Section 6.7, to take any action which is required by Law to be taken prior to Closing or which Seller deems appropriate in order to remediate or otherwise manage the Environmental Condition prior to the Closing Date. Upon the agreement of the Parties, such Property Interest may be removed from the Assets. In the event that the estimated cost of Remediation of a Property Interest exceeds fifty percent (50%) of the Allocated Value of such Property Interest, either Seller or Buyer may elect to remove the Property Interest from the Assets by notifying the other Party in writing prior to the Closing Date and the Purchase Price shall be reduced by the Allocated Value of the Property Interest.

        Section 6.5 Seller's Responsibilities. With respect to Seller's responsibilities:

                 (a) Seller's Indemnity. Except as set forth in Section 6.5(b), Seller shall indemnify, defend, and hold Buyer harmless from any and all:

                          (i)      Expenses;

                          (ii)     Losses associated with Environmental Claims;

                          (iii) any breach of representation, warranty, covenant, or agreement of Seller in Part 6; and

                          (iv) Expenses or Losses associated with Retained Environmental Liabilities.

                 (b)      Limitations.  With regard to Section 6.5(a):

                          (i) Seller shall not be liable for any Expenses or Losses under Section 6.5(a)(i) or (ii) unless the Individual Threshold with respect to such Expenses or Losses is satisfied.

                          (ii) Seller shall be liable for Expenses or Losses under Section 6.5(a)(i) or (ii) in excess of the Transaction Deductible, and only if Buyer has provided Seller with all information reasonably requested by Seller evidencing satisfaction of the Transaction Deductible.

                          (iii) Seller shall not be liable for any Expenses or Losses under Section 6.5(a)(i), (ii) or (iv) in excess of Eighty Million Dollars ($80,000,000) in the aggregate.

                          (iv) Seller shall be responsible only for Expenses under Section 6.5(a)(i) and (ii) with respect to which Buyer gives Seller written notice pursuant to Section 6.7(a) prior to (A) one (1) year from the Effective Date with respect to the Major Properties, (B) two (2) years from the Effective Date with respect to all other Property Interests; provided, however, in the event Buyer sells, assigns, farms out, or otherwise transfers a Property Interest to a Third Person after the Effective Date, Seller's obligations with respect to Expenses under Section 6.5(a)(i) or (ii) shall terminate with respect to such Property Interest except, subject to Section 10.4, with respect to Expenses which Buyer has previously given notice pursuant to this Section 6.5(b)(iv).

                          (v) Seller shall be responsible only for Losses associated with Environmental Claims under Section 6.5(a)(ii) with respect to which Buyer gives Seller written notice pursuant to Section 6.7(a) prior to six (6) years from the Effective Date, provided, however, in the event Buyer sells, assigns, farms out, or otherwise transfers a Property Interest to a Third Person two (2) years or more after the Effective Date, Seller's obligations with respect to Losses under
                 Section 6.5(a)(ii) shall terminate with respect to such Property Interest except, subject to Section 10.4, (A) with respect to such Losses as to which Buyer has previously given notice pursuant to this Section 6.5(b)(v), and (B) as to Environmental Claims arising on account of events occurring solely prior to the Effective Date which were not contributed to or adversely affected by Buyer or its transferee subsequent to the Effective Date.

                          (vi) Seller's responsibility shall be limited to Expenses and Losses arising in connection with Environmental Law or leases or agreements that are in effect (and only to the extent in effect) before the Effective Date.

                 (c) Oil and Gas Purposes. Seller's obligations and the terms and conditions of Section 6.5 shall terminate with respect to a Property Interest if the Property Interest is used after the Effective Date for any purpose other than either activities associated with oil and gas drilling, production, processing, transportation or storage, or its use as of the Effective Date.

        Section 6.6 Buyer's Responsibilities. Buyer shall indemnify, defend, and hold Seller harmless (a) from any and all Expenses or Losses resulting from Environmental Matters arising with respect to the Property Interests before, on, or after the Effective Date, except to the extent that Seller has agreed to indemnify Buyer under Section 6.5, and except Losses associated with (i) releases or contamination located solely on property other than a Property Interest, (ii) disposal (as used or defined in any Environmental Law) prior to the Effective Date of materials from the Property Interests to or on a location other than the Property Interests, and (iii) Losses associated with Seller's criminal violations or willful misconduct; (b) for any breach of representation, warranty, covenant, or agreement of Buyer in
Part 6; and (c) from all Expenses or Losses with respect to which Seller has made payment pursuant to Section 6.10.

        Section 6.7 Covenant of Cooperation. Buyer and Seller covenant with each other that the Parties shall cooperate fully with each other and act in good faith in implementing Part 6. Buyer and Seller agree that the performance required by the covenant set forth in the preceding sentence shall include, but not be limited to the following:

                 (a) providing the other Party with timely written notice of any potential Environmental Matter that a Party believes is covered under Part 6 and with respect to which the other Party may have liability hereunder, about which the Party has notice;

                 (b) sharing with the other Party in a timely manner all material non-privileged correspondence received from any Affiliate or Third Person that is relevant to such potential Environmental Matter;

                 (c) affording the other Party timely access to and an opportunity to comment on (both draft and final versions) any material non-privileged correspondence to Affiliates or Third Persons, study protocols and results, drawings, charts, Remediation Plans or reports, or other documentation relating to such Environmental Matter;

                 (d) providing the other Party timely notice of and an opportunity to attend and participate in any meetings or hearings with Governmental Bodies or courts relating to any Environmental Matter that a Party believes is covered under Part 6 and with respect to which the other Party may have liability hereunder;

                 (e) preparing all material strategies and plans affecting any matter with respect to which the other Party may have liability hereunder or that may affect the future operations of the other Party in consultation with the other Party using appropriate cost-effective technology and clean-up criteria, including risk-based clean-up standards where permitted, in accordance with applicable Laws;

                 (f) selecting a Remediation Plan that is appropriately designed to achieve its purpose and that reasonably balances operational benefits and costs and performing any work under Part 6 in a workmanlike and cost-effective manner and in compliance with all applicable Laws;

                 (g) selecting contractors and consultants affecting any matter with respect to which the other Party may have liability hereunder or that may affect the future operations of the other Party in consultation with, and with the consent of the other Party, which consent shall not be unreasonably withheld;

                 (h) permitting the other Party to inspect and test all equipment, monitoring devices, transportation vehicles and facilities used or to be used or samples taken, to observe activities, related to any work under Part 6 with respect to which the other Party may have liability hereunder;

                 (i) permitting each other post-Closing access, as described in Section 4.3(h);

                 (j) cooperating with each other to assist in the collection of any amounts that may be collectible from joint interest owners to offset Buyer's and Seller's liabilities pursuant to Part 6;

                 (k) Buyer shall provide to Seller semi-annual reports commencing six (6) months after the Closing Date and continuing for so long as such activities of Buyer could affect the obligations of Seller hereunder (but not longer than six (6) years following the Closing
        Date) describing any expense that Buyer may claim as a credit to the Transaction Deductible, such report to describe the affected Property Interest, the Environmental Matter involved, the Remediation Plan or other activity regarding such matter, and the expenditures to the date of the report that constitute a proposed credit to the Transaction Deductible;

                 (l) Buyer shall provide Seller timely notice of any single Remediation that Buyer may claim as a credit to the Transaction Deductible and that is likely to cost Five Hundred Thousand Dollars ($500,000) or more. Buyer shall consult with Seller regarding the method of such Remediation and other decisions materially affecting the cost and effect of the Remediation, and shall provide Seller with notice of major developments with respect to such Remediation as they occur in addition to the information provided in the semi-annual report; and

                 (m) Buyer shall maintain files and records concerning any Remediation with respect to which Buyer requests reimbursement under the Agreement, and Seller shall maintain files and records concerning any Remediation that Seller supervises and performs under Section 6.8.
        Section 4.3(h) shall apply with respect to such files and records.

        Section 6.8 Selection and Performance of Remedies. Buyer and Seller agree that:

                 (a) Seller, at Seller's sole option, to be exercised within sixty (60) days following the relevant notice by Buyer under
        Section 6.7(a) as to the matters requiring notice, and at any time with respect to the Retained Environmental Liabilities, may elect to supervise and perform any Remediation for which Seller is responsible as set forth in Section 6.5. If Seller elects to supervise and perform such Remediation, Seller shall select the means and methods of effecting such Remediation in accordance with applicable Environmental Law, or lease or agreement (excluding Plugging and Abandonment) and Section 6.7; and Seller shall defend and indemnify Buyer from all Losses arising as a consequence of Seller's or its agents' actions in connection with such Remediation supervised or performed by Seller. If Seller does not elect to perform such Remediation, Buyer shall perform such Remediation for which Seller has liability hereunder in accordance with a Remediation Plan that conforms with applicable Environmental Law or lease or agreement (excluding Plugging or Abandonment) and Section 6.7, and Buyer shall seek reimbursement from Seller as set forth in Section 6.9.

                 (b)      Seller's responsibilities for Remediation under
        Section 6.5 shall be limited to a standard appropriate for use of a Property Interest for oil or gas activities, to a higher standard with respect to a Property Interest if as of the Effective Date it is being used for a different purpose that requires the higher standard, or to any higher standard required by lease or agreement.

                 (c) Seller's responsibilities under Section 6.5(a)(i) shall include only Expenses actually expended and shall not include costs associated with any interruption of Buyer's business, oversight of work performed by Seller, or costs of legal counsel employed by Buyer other than costs reasonably associated with accomplishing the Remediation or verifying its accomplishment.

                 (d) After the Effective Date, with the prior written consent of Buyer (which consent shall not be unreasonably withheld) and, where required, the prior written consent of any operator of any affected Property Interests, Seller and Seller's agents and representatives shall have the right to enter onto the Property Interests during normal business hours for the purpose of conducting any environmental inspection, audit, test, Remediation, or any other purpose deemed necessary by Seller for purposes of fulfilling its responsibilities under Part 6. Buyer shall use its reasonable efforts to obtain for Seller any consent required from any Third Person operator to obtain such access.

        Section 6.9 Procedure for Claiming Reimbursement; Defense of Claims. In the event that Buyer believes that it should receive reimbursement from Seller pursuant to Part 6 for Remediation, Buyer shall comply with the Environmental Processing and Reimbursement Protocol set forth in Schedule 6.9. Buyer and Seller agree to follow the process for evaluation and approval or denial and appeal of reimbursement claims set forth in the Environmental Processing and Reimbursement Protocol.

        Section 6.10 Liquidation Option. Upon the mutual agreement of the Parties with respect to a particular Environmental Matter, Seller may pay an agreed upon amount of money to Buyer as final settlement of Seller's obligations under Section 6.5(a) with respect to such Environmental Matter.

        Section 6.11 Exclusive Remedies. The rights and remedies granted each Party in Part 6 are exclusive rights and remedies against the other Party related to any defined Environmental Condition, or to any defined Environmental Claims asserted in writing or commenced after the Closing. Additionally, the procedures of Section 8.2, 8.3 and 8.4 apply to the assertion and resolution of rights and obligations under this Part 6 except with respect to reimbursement for Remediation, which is addressed in Section 6.9.


                                     PART 7

                                 TITLE MATTERS

        Section 7.1 Definitions for Title Matters. Except as otherwise expressly provided in the Agreement or unless the context otherwise requires, the following terms have the meanings assigned below:

        "Burdens" means royalties (including both lessors' royalties and nonparticipating royalty interests), overriding royalties, net profits interests, reversionary interests, production payments, and other similar obligations and burdens payable out of production.

        "Deducible of Record" means deducible (a) in the case of fee leases, from review of the records of the applicable county or parish, (b) in the case of federal leases, from review of the records of the applicable office of the Bureau of Land Management or Minerals Management Service, (c) in the case of Indian leases, from review of the records of the Bureau of Indian Affairs or the applicable tribal records, (d) in the case of state leases, from review of the records of the applicable state land office or the records of the applicable county or parish, or (e) in the case of state-mandated pooling orders, in the office of the applicable Governmental Body.

        "Defensible Title" means title to the Leases, Fee Interests, and Beneficial Interest, vested in Seller which (a) is, in the case of Lease and Fee Interests, Deducible of Record, and in the case of the Beneficial Interest, is either deducible from the Material Contracts or is Deducible of Record, (b) is free and clear of defects or Encumbrances (except Permitted Encumbrances), (c) entitles Seller to receive the proceeds attributable to a Property not less than the Net Revenue Interest for such Property as set forth on Schedule H, without suspense or indemnity not ordinarily contained in division orders, (d) does not obligate Seller to bear a greater Working Interest for a Property than the Working Interest set forth on Schedule H, unless such increased Working Interest share is accompanied by a corresponding increase in the Net Revenue Interest for the affected Property over the Net Revenue Interest shown on Schedule H, and (e) is not subject to reduction or reversion except as expressly set forth on Schedule H.

        "Encumbrance" means any lien, security interest, mortgage, deed of trust, pledge, charge or burden in, to or on the Assets.

        "Interest Addition" means any interest in the Leases, Fee Interests, and Beneficial Interest that entitles Seller to receive more than the Net Revenue Interest set forth on Schedule

        H for a particular Property or obligates Seller to bear a Working Interest for a particular Property less than the Working Interest set forth on Schedule H, provided that the reduction in royalty payable on federal Leases due to obtaining a stripper well exemption or on account of sliding scale royalties shall not be considered an Interest Addition.

        "Net Revenue Interest" means Seller's share of production from or revenue for Hydrocarbons produced from or allocated to a particular Property net of Burdens.

        "Permitted Encumbrances" means the following, provided that such Permitted Encumbrances do not operate to reduce the Net Revenue Interest or increase the Working Interest set forth on Schedule H, except as specifically disclosed in the Agreement:

                 (a)      Burdens;

                 (b)      Contracts;

                 (c) rights of reassignment which arise prior to abandonment, surrender, expiration or release of oil, gas or mineral leases;

                 (d) rights to consent by, required notices to, filings with, or other actions by any Governmental Body in connection with the sale or conveyance of the Assets or the assumption of operatorship, if the same are customarily obtained subsequent to such sale or conveyance;

                 (e) easements, rights-of-way, servitudes, permits, surface leases, other rights relative to surface operations (including pipeline operations, grazing, logging, canals, ditches, reservoirs) and similar rights and conditions, covenants or other restrictions on or over the surface of the Leases, Beneficial Interest or Fee Interests that do not interfere materially with the current operation, value or use of the affected Asset and that do not affect production from the affected Asset;

                 (f) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect to the Leases, Beneficial Interest or Fee Interests that do not interfere materially with the current operation, value or use of the affected Asset and that do not affect production from the affected Asset;

                 (g) all leases, subleases, operating agreements (including the non-consent provisions of applicable operating agreements and the elections thereunder if the effect of election has been specifically set forth in Schedule H and the payout status thereof disclosed on Schedule 3.1(n)), unit, communitization and pooling agreements, farmout and farmin agreements (including reversionary interests arising under farmout and farmin agreements if the effect thereof has been specifically disclosed in Schedule H and the payout status thereof disclosed on Schedule 3.1(n)), and Other Contracts which do not have a material adverse effect on the operation, value or use of any of the Assets;

                 (h) all applicable Laws of any Governmental Body, and all rights reserved to or vested in any Governmental Body to control or regulate the Assets in any manner, including, without limitation, any adjustment in the Net Revenue Interest or Working Interest of a particular Property caused by any action of a Governmental Body and with respect to such action, Seller has not received written notice thereof as of the Effective Date or such action is not the result of any negligent act or omission of Seller;

                 (i) liens for Taxes or assessments not yet due or not yet delinquent, or if delinquent, that are being contested in good faith by appropriate action brought in the normal course;

                 (j) liens imposed by law (such as carriers', warehousemen's and mechanics' liens) and other similar liens, operator liens and working interest owner liens, arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets (i) if they have not been filed pursuant to Law and the time for filing them has expired, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by Law, or (iii) if their validity is being contested in good faith by appropriate proceedings;

                 (k) defects that have been cured by possession under applicable statutes of limitation;

                 (l) changes in the Net Revenue Interest or Working Interest shown on Schedule H resulting from non-consent elections under unit, operating or similar agreements made by Buyer or Third Persons after the Effective Date or authorized by Buyer in writing prior to the Effective Date;

                 (m) other minor defects or irregularities in title generally waived by prudent purchasers of oil and gas properties; and

                 (n)      as set forth on Schedule 7.1.

        "Title Defect" means anything which causes Seller's title to the Leases, Fee Interests or Beneficial Interest to be less than Defensible Title including, without limitation, (i) Seller's inability to receive a required consent to assign as provided in Section 4.3(k); (ii) Seller's inability to obtain a waiver of maintenance of uniform interest provision; or (iii) any fact or circumstance that would cause a Lease not to be in full force and effect; but excluding any matter caused by, through or under Buyer on or after the Effective Date.

        "Working Interest" means that share of costs and expenses associated with the exploration, maintenance, development and operation of a Property that Seller is required to bear and pay.

        Section 7.2 Title Defect Notice. On or before January 1, 1997, Buyer shall have, from time to time and without limitation, the right to furnish Seller with written notices of alleged Title Defects ("Title Defect Notice(s)"), stating with reasonable specificity the Property affected, the particular Title Defect claimed, and Buyer's good faith estimate of the amount the Title Defect reduces the Allocated Value of the affected Property ("Defect Value"). After January 1, 1997, Buyer shall conclusively be deemed to have waived any Title Defects not asserted by a Title Defect Notice. For all Title Defects asserted in Title Defect Notices, Seller shall have the option of (a) curing the Title Defect, (b) contesting the Title Defect or Buyer's good faith estimate of the Defect Value, or (c) paying Buyer's good faith estimate of the Defect Value, subject to the conditions of Section 7.5 ("Title Indemnity Payment").

        Section 7.3 Seller's Right to Cure. If Seller elects to cure a Title Defect, then Seller shall so notify Buyer in writing within thirty (30) days after receipt of the particular Title Defect Notice ("Cure Notice"). Within sixty (60) days after receipt of the Title Defect Notice, Seller shall either cure the Title Defect to the reasonable satisfaction of Buyer ("Cure") or if Seller is unable to Cure such Title Defect, make a Title Indemnity Payment for such Title Defect equal to Buyer's good faith estimate of the Defect Value set forth in the Title Defect Notice. If any Title Defects are Cured or if Buyer waives any Title Defect, Seller shall have no further liability to Buyer for Purchase Price adjustments with respect thereto.

        Section 7.4 Contested Title Defects. If Seller contests the existence of a Title Defect or Buyer's good faith estimate of the Defect Value, then Seller shall so notify Buyer in writing within thirty (30) days after Seller's receipt of the Title Defect Notice ("Rejection Notice"). The Rejection Notice shall state with reasonable specificity the basis of Seller's rejection of the Title Defect or Buyer's good faith estimate of the Defect Value. Within thirty (30) days of Buyer's receipt of the Rejection Notice, representatives of Buyer and Seller, knowledgeable in title matters, shall meet and, within sixty (60) days after Buyer's receipt of such Rejection Notice, either (i) agree to mutually reject the particular Title Defect in which case Buyer shall waive the Title Defect, or (ii) agree on the validity of such Title Defect and the Defect Value, in which case Seller shall have sixty (60) days after the date of such agreement within which to Cure such Title Defect and failing such Cure, to make the Title Indemnity Payment therefor. If the Parties cannot agree on either options (i) or (ii) in the preceding sentence, the Title Defect or the Defect Value subject to the Rejection Notice shall be submitted to arbitration in accordance with the procedures set forth in Section
10.14. If Seller fails to timely deliver a Rejection Notice or a Cure Notice, Seller shall be deemed to have accepted the validity of the Title Defect and Buyer's good faith estimate of the Defect Value, and shall pay Buyer a Title Indemnity Payment for the Title Defect equal to the Defect Value within sixty
(60) days of Seller's receipt of the applicable Title Defect Notice.

        Section 7.5 Title Indemnity Payments. Title Indemnity Payments shall be made by Seller to Buyer as an adjustment to the Purchase Price at Closing if then determined, or if not determined as of the Closing, thereafter, consistent with the time frames set forth in Sections 7.3 and 7.4. The amount of the Title Indemnity Payment for a particular Defect shall be paid regardless of the amount of the Defect Value if the Defect Value is liquidated or certain in amount (such as the amount necessary to release a lien, or a proportional change to the Allocated Value of a Property resulting from a change in the Net Revenue Interest of the Property), otherwise Seller is obligated to make a Title Indemnity Payment only if the aggregate Defect Value of all Title Defects with respect to a Property exceed a threshold (not a deductible) of Ten Thousand Dollars ($10,000). If a Defect Value is not liquidated or certain in amount, the Defect Value shall be the amount necessary to compensate Buyer for the adverse economic effect on the Property, taking into account all relevant factors, including without limitation, the Property's Allocated Value, the time value of money, the practical and legal effect of the Title Defect, and the amount of reduction in Net Revenue Interest and/or increase in the Working Interest of the affected Property. The aggregated Defect Value on any Property shall never exceed the Allocated Value of such Property.

        Section 7.6 Interest Additions. If Seller discovers an Interest Addition to which Seller has Defensible Title, then Seller shall, from time to time and without limitation, have the right to give Buyer written notice of such interest additions ("Interest Addition Notice"), as soon as practicable but on or before January 1, 1997, stating with reasonable specificity the Property affected, the particular Interest Addition claimed, and Seller's good faith estimate of the amount the Interest Addition increases the Allocated Value of the affected Property ("Interest Addition Value"). After January 1, 1997, Seller shall conclusively be deemed to have waived any Interest Additions not asserted by an Interest Addition Notice. If Buyer agrees with the existence of an Interest Addition and Seller's good faith estimate of the Interest Addition Value, then the Interest Addition Value shall be applied as an offset to any Title Indemnity Payment required of Seller ("Offset"). If Buyer contests the existence of an Interest Addition or Seller's good faith estimate of the Interest Addition Value, then Buyer shall so notify Seller in writing within thirty (30) days after Buyer's receipt of the Interest Addition Notice ("Interest Addition Rejection Notice"). The Interest Addition Rejection Notice shall state with reasonable specificity the basis of Buyer's rejection of the Interest Addition or Buyer's good faith estimate of the Interest Addition Value. Within thirty (30) days of Seller's receipt of the Interest Addition Rejection Notice, representatives of Buyer and Seller, knowledgeable in title matters, shall meet and, within sixty (60) days after Seller's receipt of such Interest Addition Rejection Notice, either (a) agree to mutually reject the particular Interest Addition in which case Seller shall waive the Interest Addition, or (b) agree on validity of such Interest Addition and the Interest Addition Value, in which case Seller shall be entitled to an Offset. If the Parties cannot agree on either options (a) or (b) in the preceding sentence, the Interest Addition subject to the Interest Addition Rejection Notice shall be submitted to arbitration in accordance with the procedures set forth in
Section 10.14. If Buyer fails to timely deliver an Interest Addition Rejection Notice, Buyer shall be deemed to have accepted the validity of the Interest Addition and Seller's good faith estimate of the Interest Addition Value, and Seller shall be entitled to an Offset. Buyer shall have no obligation whatsoever to notify Seller of any Interest Additions.

        Section 7.7 Reconveyance. If Seller makes a Title Indemnity Payment for one hundred percent (100%) of the Allocated Value allocable to a Property or portion thereof, Buyer shall, at Seller's sole option to be exercised no later than sixty (60) days after such payment, reconvey to Seller the Property or portion of the Property with respect to which the Title Indemnity Payment is made (effective as of the Effective Date).

                                     PART 8

                                   INDEMNITY

        Section 8.1       General Indemnification.

                 (a) Seller. Except with respect to Taxes (which are covered by Part 5), Title matters (which are covered by Part 7) and Environmental Matters (to the extent covered by Part 6 as set forth in Section 6.11) Seller shall indemnify, defend and hold harmless Buyer from and against all Losses based upon, arising out of, in connection with, or relating to:

                          (i) any breach of any representation, warranty, covenant or agreement of Seller contained in the Agreement;

                          (ii) any matter arising in connection with the ownership or operation of or production of Hydrocarbons from the Assets prior to the Effective Date;

                          (iii)    all actions, proceedings, claims,
                 litigation, arbitration, mediation or other dispute resolution procedure pending as of the Effective Date relating to or affecting the Assets; and

                          (iv) any dispute or claim arising prior to or at the Closing in connection with preferential purchase rights on the Assets.

                 (b) Buyer. Except with respect to Taxes (which are covered in Part 5), and Environmental Matters (to the extent covered by
        Part 6 as set forth in Section 6.11), Buyer shall indemnify, defend and hold harmless Seller from and against all Losses based upon, arising out of, in connection with, or relating to:

                          (i) any breach of any representation, warranty, covenant or agreement of Buyer contained in the Agreement;

                          (ii) if the Closing occurs, any matter arising in connection with the ownership or operation of or production of Hydrocarbons from the Assets from and after the Effective Date;

                          (iii) Buyer's inspection of the Assets as set forth in Sections 4.1(a) and 6.4;

                          (iv) if the Closing occurs, any dispute or claim arising after Closing in connection with preferential purchase rights on Assets conveyed to Buyer at the Closing;

                          (v) any claims asserted by Third Persons against Seller in reliance on any interpretive data conveyed by Seller to Buyer, to the extent such claims arise as a consequence of Buyer's disclosure of such data; and

                          (vi)     the Assumed Liabilities.

        Section 8.2 Method of Asserting Claims, Etc. Except for claims under Part 6 for reimbursement for Remediation and under Part 5 or Part 7, all claims for indemnification under the Agreement shall be asserted and resolved as follows provided that the provisions of Sections 8.2 through 8.4 shall be covenants and not conditions to the defense and indemnity obligations to which they apply:

                 (a) Third Person Claims. In the event that any claim for which a Party providing indemnification (the "Indemnifying Party") would be liable to a Party or any of its officers, directors, employees, agents or representatives entitled to indemnification hereunder (the "Indemnified Party") is asserted against or sought to be collected by a Third Person, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"). The Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim, and (ii) if it does not dispute such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim; provided, however, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading, submission or document which it shall deem necessary or appropriate to protect its interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it does not dispute such liability and desires to defend against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend such claim or demand by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion, in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its own cost and expense. If the Indemnifying Party disputes its liability with respect to such claim, or elects not to defend against such claim, whether by not giving timely notice as provided above or otherwise, the Indemnified Party shall have the right but not the obligation to defend against such claim, and the amount of any such claim, or if the same be contested by the Indemnifying Party or by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder (subject, if it has timely disputed liability, to a determination in accordance with Section 8.4 that the disputed liability is covered by this Part 8.)

                 (b) Other Claims. In the event that the Indemnified Party shall have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a Third Person, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

        Section 8.3 Payment. Payments under Part 6 in regard to Third Person claims, under this Part 8 and under any other indemnity provision of the Agreement other than Parts 5 or 7 shall be made as follows:

                 (a) Payment of Undisputed Amount. In the event that the Indemnifying Party is required to make any payment under Part 6 or this
        Part 8, the Indemnifying Party shall promptly pay the Indemnified Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under Part 6 or this Part 8, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under Part 6 or this Part 8 and the portion, if any theretofore paid, shall bear interest at the Agreed Rate as provided in Section 8.3(b). Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person or other entity with respect to the subject matter of such claim.

                 (b) Interest. If all or part of any indemnification obligation under the Agreement is not paid when due upon resolution of the claim, then the Indemnifying Party shall pay on demand to the Indemnified Party interest at the Agreed Rate on the unpaid amount of the obligation for each day from the date the amount became due until payment in full.

        Section 8.4 Disputed Claims. If the Indemnifying Party shall notify the Indemnified Party during the Notice Period that it disputes any claim under Section 8.2 (the "Disputed Claim"), the Disputed Claim shall be subject to the dispute resolution procedures pursuant to Section 10.14.

        Section 8.5 Applicability of Part 8. This Part 8 does not apply to Title matters (which are governed by Part 7) or Tax matters (which are covered by Part 5). This Part 8 applies to certain Environmental Matters in the manner expressly provided in Parts 6 and 8.


                                     PART 9

                              CONDITIONS PRECEDENT

        Section 9.1 Conditions Precedent of Buyer. The obligations of Buyer to consummate the transactions contemplated by the Agreement are subject to the following conditions:

                 (a) Representations and Warranties True at Closing. The representations and warranties of Seller contained in the Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

                 (b) Compliance with Agreement. On and as of the Closing Date, Seller shall have performed and complied with all agreements, covenants, and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

                 (c) Certified Resolutions and Officers' Certificate. Seller shall have delivered to Buyer (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Seller with respect to the action of Seller's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate, dated the Closing Date and signed by the President or a Vice President of Seller certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 9.1.

                 (d) Approval of Proceedings. All actions, proceedings, instruments and documents required of Seller to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by Zurab S. Kobiashvili, as counsel for Buyer, which approval shall not be unreasonably withheld.

                 (e) Opinion of Counsel. There shall have been delivered to Buyer the opinion of Larry N. Port Esq. or such other counsel designated by Seller as Buyer may approve, which approval shall not be unreasonably withheld, all dated the Closing Date as set forth on Exhibit E.

                 (f) Injunction. On the Closing Date, there shall be no injunction, writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transaction provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by the Agreement.

                 (g) Conveyance. Seller shall execute, acknowledge and deliver to Buyer the Assignments and Deeds substantially in the form of Exhibits A-1 through A-8 and B-1 through B-3, as well as change of operator forms required by applicable Laws and such other documents as may be necessary to carry out the purpose of the Agreement.

                 (h) Geotechnical Data Agreement. The Geotechnical Data Agreement shall be entered into between Buyer and Seller substantially in the form as set forth on Exhibit C.

                 (i) Transition Agreement. The Transition Agreement shall be entered into between Buyer and Seller substantially in the form as set forth on Exhibit D.

                 (j) Letters in Lieu. Buyer and Seller shall execute, acknowledge and deliver all Letters in Lieu.

                 (k) No Material Adverse Change. There shall not have occurred with respect to any of the Major Properties any material adverse change in the condition or value thereof other than changes in the ordinary course of business, changes occurring on account of normal declines in production, changes in the value of such properties other than changes resulting from events or circumstances that affect the oil and gas industry generally.

                 (l) HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information or documents, and the waiting period referred to in such Act applicable to the transactions contemplated hereby shall have expired or been terminated.

        Section 9.2 Conditions Precedent of Seller. The obligations of Seller to consummate the transactions contemplated by the Agreement are subject to the following conditions:

                 (a) Representations and Warranties True at Closing. The representations and warranties of Buyer contained in the Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

                 (b) Compliance with Agreement. On and as of the Closing Date, Buyer shall have performed and complied with all agreements, covenants, and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

                 (c) Certified Resolutions and Officers' Certificate. Buyer shall have delivered to Seller (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Buyer with respect to the action of Buyer's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate dated the Closing Date and signed by the President or a Vice President of Buyer certifying in such detail as Seller may reasonably request to the fulfillment of the conditions specified in subparagraphs (a) and
        (b) of this Section 9.2.

                 (d) Approval of Proceedings. All actions, proceedings, instruments and documents required for Buyer to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by Larry N. Port, Esq., as counsel for Seller or such other counsel designated by Seller which approval shall not be unreasonably withheld.

                 (e) Opinion of Counsel. There shall have been delivered to Seller an opinion of Zurab S. Kobiashvili, Esq., or such other counsel designated by Buyer as Seller may approve, which approval shall not be unreasonably withheld, all dated the Closing Date as set forth on Exhibit F.

                 (f) Injunction. On the Closing Date, there shall be no injunction, writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by the Agreement.

                 (g) Security. Any security required by Seller of Buyer contemplated in Section 4.2(d) shall have been obtained.

                 (h) Conveyance. Buyer shall execute, acknowledge and deliver to Seller such documents as may be necessary to carry out the purposes of the Agreement.

                 (i) Transition Agreement. The Transition Agreement shall be entered into between Buyer and Seller substantially in the form of Exhibit D.

                 (j) Letters in Lieu. Buyer and Seller shall execute, acknowledge and deliver the Letters in Lieu.

                 (k) HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information or documents, and the waiting period referred to in such Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                 (l) Geotechnical Data Agreement. The Geotechnical Data Agreement shall be entered into between Buyer and Seller substantially in the form as set forth on Exhibit C.


                                    PART 10

                                 MISCELLANEOUS

        Section 10.1 Notices. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered by hand, (ii) delivered by a recognized overnight commercial courier (receipt requested), or (iii) sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed in the United States by first-class postage prepaid mail, to the Party as follows (or to such other address as any Party shall have last designated by fifteen (15) days' notice to the other Parties). A notice shall also be deemed given if an original, photocopy or facsimile is actually received by the Persons designated to receive notice, regardless of the manner of transmission.

                 If to Seller:

                          Texaco Exploration and Production Inc.
                          1111 Bagby
                          Houston, Texas  77002-0200
                          Fax:     (713) 752-4612
                          Phone: (713) 752-6500
                          Attention:  President

                 If to Buyer:

                          Apache Corporation
                          2000 Post Oak Boulevard, Suite 100
                          Houston, Texas  77056-4400
                          Fax: (713) 296-6457
                          Phone: (713) 296-6000
                          Attention:  Sr. Vice President - Business Development

                          with a copy to:

                          General Counsel

        Section 10.2      Modification.  The Agreement, including this Section
10.2 and the Exhibits and Schedules, shall not be modified except by an instrument in writing signed by the Parties.

        Section 10.3 Governing Law. The Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York, except to the extent mandatorily governed by the Laws of the state in which the Assets are located.

        Section 10.4 Assignment. The Agreement and the rights and obligations created hereunder shall not be assigned prior to Closing by either Party except that Buyer may assign its rights to a single subsidiary of Buyer provided Buyer remains primarily liable for the performance of all obligations hereunder. Subsequent to Closing either Party may assign their obligations hereunder provided the Party remains primarily liable for the performance of the Party's obligations hereunder. Subsequent to Closing neither Party may assign its rights or interests under the Agreement except in connection with a sale of all or substantially all of the Assets of the Party or in connection with a merger or similar transaction; provided, however, that if Buyer transfers any Asset and incurs a Loss in favor of the transferee of such Asset for any reason, such Loss shall constitute a Loss under the Agreement.
Seller's obligations under the Agreement shall not be expanded in any manner by a transfer of Assets by Buyer, and Buyer's rights hereunder shall not be limited in any manner by a transfer of Assets.

        Section 10.5 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Section 10.6 Invalidity. If any of the provisions of the Agreement including the Schedules is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of the Agreement. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of the Agreement and, on so agreeing, shall incorporate such substitute provision in the Agreement.

        Section 10.7      Confidentiality.  With respect to confidentiality:

                 (a) Confidentiality Agreement. Upon the execution of the Agreement, the Confidentiality Agreement shall terminate, and Sections 10.7(b) and (c) shall govern. Notwithstanding the Confidentiality Agreement or any provision hereof, Buyer may disclose to any Third Person and their consultants, advisors and representatives with whom Buyer may discuss a potential merger, takeover or other major transaction involving Buyer, such facts and information concerning the Assets and the transactions contemplated by the Agreement as may be material to such transaction, provided that the recipient of such facts and information execute an appropriate confidentiality agreement reasonably acceptable to Seller.

                 (b) Seller Confidentiality. Seller acknowledges that Seller and Seller's agents, advisors or representatives (collectively, Seller's "Representatives") possess and may hereafter obtain, in written form, visually (such as by inspection) or orally, certain business, commercial, financial, operational and environmental information respecting the Assets. All such information and all information that may be derived therefrom is hereinafter collectively referred to as "Buyer Confidential Information." Without the prior written consent of Buyer, Seller shall not and shall cause each of Seller's Representatives not to disclose Buyer Confidential Information to any Person or use Buyer Confidential Information, directly or indirectly, for any purpose, provided that, Seller and Seller's Representatives may use Buyer Confidential Information (i) relating to the Excluded Facilities or any other excluded or retained assets; (ii) to the extent required in order to perform and comply with the Agreement and the agreements and transactions contemplated hereby, including without limitation, the Geotechnical Data Agreement or (iii) with respect to Taxes, accounting and litigation associated with the ownership of the Assets prior to the Closing Date. Seller shall transmit the Buyer Confidential Information only to those of Seller's Representatives who need to know the Buyer Confidential Information for purposes set forth in this Section 10.7(b). Seller shall be responsible for any breach of this Section 10.7(b) by Seller or Seller's Representatives. Seller shall make all reasonable, necessary and appropriate efforts to safeguard the Buyer Confidential Information from disclosure to anyone other than as permitted by this Section 10.7(b). Notwithstanding anything to the contrary contained herein, neither Seller nor Seller's Representatives shall be entitled to use any Buyer Confidential Information if the use thereof could reasonably be expected to result in a violation of any Laws. This Section 10.7(b) shall be inoperative as to such portions of the Buyer Confidential Information that: (i) are in the public domain; (ii) are published or otherwise become part of the public domain through no fault of Seller or Seller's Representatives; (iii) concern the Assets and first become available after the Closing to Seller or Seller's Representatives, or that concern the Buyer and became available at any time to Seller or Seller's Representatives, and that in either case Seller can demonstrate was in the possession of Seller or Seller's Representatives at the time of such disclosure and to the Knowledge of Seller was not acquired by any such Person directly or indirectly from Buyer or its Representatives on a confidential basis; (iv) concern the Assets and first become available to Seller or Seller's Representatives after the Closing, or that concern Buyer and become available to Seller or Seller's Representatives at any time, in either case on a non-confidential basis (whether directly or indirectly) from a source that to the best of any such Person's knowledge did not acquire the Buyer Confidential Information on a confidential basis; (v) concern the Assets and are independently developed by Seller or Seller's Representatives after the Closing, or that concern Buyer and are independently developed at any time by Seller or Seller's Representatives, in either case without access to the Buyer Confidential Information; or (vi) are required to be disclosed by Law, stock exchange rules or by any applicable judgment, order or decree of any court or Governmental Body having jurisdiction in the proceeding, or in connection with the preparation of Tax returns, communications with Governmental Bodies with respect thereto or proceedings relating to Taxes; provided that Seller, to the extent practicable, shall provide Buyer with prompt notice thereof so that Buyer may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 10.7(b). In the event that such protective order or other remedy is not obtained or Buyer waives compliance with the provisions of this Section 10.7(b), Seller shall or shall cause the Seller's representative required to disclose such Buyer Confidential Information to furnish only that portion of the Buyer Confidential Information that Seller or Seller's representative is advised by an opinion of Seller's counsel is legally required, and, to the extent practicable, Seller shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment is accorded the Buyer Confidential Information so furnished.

                 (c) Buyer Confidentiality. Buyer acknowledges that Buyer and Buyer's Representatives possess and may hereafter obtain, in written form, visually (such as by inspection) or orally, certain business, commercial, financial, operational and environmental information and information relating to the Excluded Facilities or any other excluded or retained assets, intellectual property respecting those assets retained by Seller, any rights of Seller under the Geotechnical Data Agreement and services provided by Seller, Seller's Affiliates and their respective businesses in connection with the Transition Agreement. All such information and all information that may be derived therefrom (excluding information relating to the Assets) is hereinafter collectively referred to as "Seller Confidential Information." Without the prior written consent of Seller, Buyer shall not and shall cause each of Buyer's Representatives not to disclose Seller Confidential Information to any Person or use Seller Confidential Information, directly or indirectly, for any purpose, provided that, Buyer and Buyer's Representatives may use Seller Confidential Information to the extent required in order to perform and comply with the Agreement and the agreements and transactions contemplated hereby. Buyer shall transmit the Seller Confidential Information only to those of Buyer's Representatives who need to know the Seller Confidential Information for the purposes set forth in the proviso above. Buyer shall be responsible for any breach of this
        Section 10.7(c) by Buyer and Buyer's Representatives. Buyer shall make all reasonable, necessary and appropriate efforts to safeguard the Seller Confidential Information from disclosure to anyone other than as permitted by this Section 10.7(c). Notwithstanding anything to the contrary contained herein, neither Buyer nor Buyer's Affiliates shall be entitled to use any Seller Confidential Information if the use thereof could reasonably be expected to result in a violation of any Laws. This Section 10.7(c) shall be inoperative as to such portions of the Seller Confidential Information that: (i) are in the public domain; (ii) are published or otherwise become part of the public domain through no fault of Buyer or Buyer's Representatives; (iii) that Buyer can demonstrate was in the possession of Buyer or Buyer's Representatives at the time of such disclosure and to the Knowledge of Buyer was not acquired by any such Person directly or indirectly from the Seller or its Representatives on a confidential basis; (iv) become available to Buyer or Buyer's Representatives on a non- confidential basis (whether directly or indirectly) from a source that to the best of any such Person's knowledge did not acquire the Seller Confidential Information on a confidential basis; (v) are independently developed by Buyer, or Buyer's Representatives without access to the Seller Confidential Information; (vi) relate to Buyer's rights under the Geotechnical Data Agreement; or (vii) are required to be disclosed by Law, stock exchange rules or by any applicable judgment, order or decree of any court or Governmental Body having jurisdiction in the proceeding, or in connection with the preparation of Tax returns, communications with Governmental Bodies with respect thereto or proceedings relating to Taxes; provided that Buyer, to the extent practicable, shall provide Seller with prompt notice thereof so that Seller may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 10.7(c). In the event that such protective order or other remedy is not obtained or Seller waives compliance with the provisions of this Section 10.7(c), Buyer shall or shall cause the Person required to disclose such Seller Confidential Information to furnish only that portion of the Seller Confidential Information that such Person is advised by an opinion of Buyer's counsel is legally required, and, to the extent practicable, Buyer shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment is accorded the Seller Confidential Information so furnished.

                 (d) The obligations of the Parties under Section 10.7(b) and (c) shall terminate three (3) years after the Closing Date.

        Section 10.8 Entire Agreement and Construction. The Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the Parties' understandings which have not been incorporated into the Agreement and the Schedules and Exhibits. The Parties agree that they have jointly participated in the drafting and preparation of the Agreement and the Subsidiary Agreements and that the language of the Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties hereto.

        Section 10.9 Expenses. Except as otherwise expressly provided herein, each Party shall bear its fees, costs and expenses in connection with the transactions contemplated herein, including, without limitation, all legal and accounting fees and disbursements and fees and expenses of other advisors retained by such Party.

        Section 10.10 Waivers and Amendments. All amendments and other modifications hereof shall be in writing and signed by each of the Parties. Either Party may by written instrument (i) waive any inaccuracies in any of the representations or warranties made to it by any other Party contained in the Agreement or in any instruments and documents delivered to it pursuant to the Agreement, or (ii) waive compliance or performance by the other Party with or of any of the covenants or agreements made to it by the other Party contained in the Agreement. The delay or failure on the part of a Party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of the Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver or any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative. The waiver of a condition to Closing by a Party regarding a warranty, representation or covenant shall not constitute a waiver of a breach of such warranty, representation or covenant; provided, however, that the Parties shall attempt in good faith to agree prior to Closing upon the resolution of a breach of a representation or warranty that arises after the date of the Agreement which could result in liability to the breaching Party and of which the other Party has actual Knowledge, and if the Parties cannot agree upon a resolution, the breach shall be deemed waived if the Closing occurs.

        Section 10.11 Survival of Warranties, Representations and Covenants. All representations and warranties contained in the Agreement shall survive the Closing and continue with respect to claims made on or before two
(2) years following the Closing Date. The covenants, indemnities and agreements contained in the Agreement shall survive the Closing and continue in accordance with their respective terms.

        Section 10.12 Section Headings. The section headings in the Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provision thereof.

        Section 10.13     Termination.

                 (a) The Agreement may be terminated (i) by mutual written consent of the Parties at any time prior to the Closing; (ii) by Buyer by notice to Seller given on or before the Closing Date, if Buyer shall discover any material fact or condition existing on the date of such termination which is at variance with any of the representations and warranties of Seller contained in the Agreement; or (iii) by Seller or Buyer if the Closing shall not have occurred on or before March 31, 1995, other than through the fault of the terminating Party. Upon any termination the Parties shall have no further obligations under the Agreement; provided, however, Buyer shall hold all information which it has obtained during the transaction contemplated hereby, subject to the Confidentiality Agreement, and the provisions of Sections 10.3, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.12 and 10.13 shall remain in full force and effect.

                 (b) If Seller elects to terminate the Agreement pursuant to Section 10.13(a)(iii) and the Closing has not occurred solely by reason of Buyer's failure to proceed under the terms of the Agreement after satisfaction of all the conditions precedent to Buyer's obligation to close as set forth in Section 9.1 then Seller shall retain the Deposit and all interest thereon.

                 (c) If the Agreement is terminated for any reason other than the failure of Buyer to close under the circumstances set forth in
        Section 10.13(b), Seller shall return the Deposit to Buyer within three
        (3) Business Days following such termination with interest thereon at the Agreed Rate from the date of the Agreement until the earlier of March 1, 1995 or the date of return to Buyer.

        Section 10.14 Dispute Resolution. The provisions of Schedule 10.14 (which address dispute resolution) shall apply to disputes between the Parties.

         IN WITNESS WHEREOF, the Parties hereto have entered into the Agreement as of the date first herein above written.


                                        TEXACO EXPLORATION AND PRODUCTION INC.



                                        By: /s/ CLARENCE P. CAZALOT, JR.
                                          Clarence P. Cazalot, Jr.
                                          President


                                        APACHE CORPORATION



                                        By: /s/ JAMES R. BAUMAN
                                          James R. Bauman
                                          Senior Vice President